Exhibit 99.1
LEASE
BURLINGTON WOODS OFFICE PARK
3 Burlington Woods Drive, Burlington, Massachusetts
Premises: The Entire Fourth (4th) Floor and Portions of the First (1st) Floor and Basement
Tenant: COLOR KINETICS INCORPORATED
TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS	1
1.1	INTRODUCTION	1
1.2	BASIC DATA AND DEFINITIONS	1

2.	DEMISING OF PREMISES, TERM, OPTIONS	2
2.1	DEMISE OF PREMISES	2
2.2	APPURTENANT RIGHTS AND RESERVATIONS	2
2.3	TERM	3
2.4	OPTION TO EXTEND THE TERM	4
2.5	RIGHT OF FIRST OFFER ON CERTAIN ADDITIONAL SPACE	4
2.6	INTENTIONALLY OMITTED	5

3.	RENT	5
3.1	FIXED RENT	5
3.2	FIXED RENT FOR AVAILABLE SPACE AND DURING ANY EXTENSION TERM	6
3.3	LATE PAYMENT	8

4.	USE OF PREMISES; ALTERATIONS	8
4.1	PERMITTED USE	8
4.2	ALTERATIONS	10
4.3	WIRELESS NETWORK	11
4.4	TENANT’S LIGHTING SYSTEMS INSTALLATION RIGHTS	12
4.5	EXTERIOR SIGNAGE	13
4.6	ROOF LICENSE	14

5.	ASSIGNMENT AND SUBLETTING	15
5.1	GENERALLY	15
5.2	REIMBURSEMENT, RECAPTURE AND EXCESS RENT	17
5.3	CERTAIN TRANSFERS	18

6.	CONDITION OF PREMISES AND RESPONSIBILITY FOR REPAIRS	19
6.1	CONDITION OF PREMISES	19
6.2	TENANT’S IMPROVEMENTS	20
6.3	REPAIRS TO BE MADE BY LANDLORD	20
6.4	MAINTENANCE AND REPAIRS TO BE MADE BY TENANT	21
6.5	FLOOR LOAD — HEAVY MACHINERY; OCCUPANT DENSITY	21

7.	SERVICES; UTILITY CHARGES	22
7.1	LANDLORD’S SERVICES	22
7.2	UTILITY SERVICES AND CHARGES	24
7.3	ELECTRICAL SERVICE AND ELECTRICAL CHARGE	24

8.	ADDITIONAL RENT FOR TAXES AND OPERATING EXPENSES	25

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8.1	TENANT’S PAYMENT OF ITS SHARE OF REAL ESTATE TAXES	25
8.2	TENANT’S PAYMENT OF ITS SHARE OF OPERATING EXPENSES	27

9.	INDEMNITY AND INSURANCE	29
9.1	INDEMNITY	29
9.2	INSURANCE	30
9.3	TENANT’S RISK	31
9.4	INJURY CAUSED BY THIRD PARTIES	31
9.5	LANDLORD’S INSURANCE	32

10.	LANDLORD’S ACCESS TO PREMISES	32
10.1	LANDLORD’S RIGHT OF ACCESS	32
10.2	EXHIBITION OF SPACE TO PROSPECTIVE TENANTS	32
10.3	KEYS	32

11.	FIRE, EMINENT DOMAIN, ETC	32
11.1	FIRE OR OTHER CASUALTY	32
11.2	EMINENT DOMAIN	33

12.	DEFAULT	34
12.1	TENANT’S DEFAULT	34
12.2	REMEDIES	35
12.3	INTEREST ON LATE PAYMENTS	37
12.4	LANDLORD’S DEFAULT	37
12.5	COSTS OF ENFORCEMENT	37
12.6	BANKRUPTCY AND INSOLVENCY	37
12.7	LIMITATIONS ON ENFORCEMENT	38

13.	MISCELLANEOUS PROVISIONS	38
13.1	EXTRA HAZARDOUS USE	38
13.2	WAIVER	39
13.3	COVENANT OF QUIET ENJOYMENT	39
13.4	LANDLORD’S LIABILITY	39
13.5	NOTICE TO MORTGAGEE AND GROUND LESSOR	40
13.6	ASSIGNMENT OF RENTS	40
13.7	MECHANIC’S LIENS	40
13.8	NO BROKERAGE	41
13.9	INVALIDITY OF PARTICULAR PROVISIONS	41
13.10	PROVISIONS BINDING, ETC	41
13.11	RECORDING	41
13.12	NOTICES	42
13.13	WHEN LEASE BECOMES BINDING	42
13.14	PARAGRAPH HEADINGS	42
13.15	RIGHTS OF MORTGAGEE	42
13.16	STATUS REPORT	43
13.17	TENANT’S FINANCIAL CONDITION	44
13.18	ADDITIONAL REMEDIES OF LANDLORD; SURVIVAL	44
13.19	WAIVER OF COUNTERCLAIMS	44
13.20	CONSENTS	45
13.21	HOLDING OVER	45
13.22	NON-SUBROGATION	45

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13.23	ENVIRONMENTAL HAZARDS	45
13.24	LETTER OF CREDIT	47
13.25	GOVERNING LAW	47
13.26	INTENTIONALLY OMITTED	48
13.27	SECURITY MEASURES	48
13.28	EASEMENTS	48
13.29	CHANGES TO PROPERTY	48
13.30	INCORPORATION OF PRIOR AGREEMENTS	49
13.31	AMENDMENTS	49
13.32	COVENANTS	49
13.33	AUCTIONS	49
13.34	MERGER	49
13.35	AUTHORITY	49
13.36	RELATIONSHIP OF PARTIES	49
13.37	RIGHT TO LEASE	50
13.38	INTENTIONALLY OMITTED	50
13.39	OFAC CERTIFICATION AND INDEMNITY	50
13.40	WAIVER OF JURY TRIAL	50

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LEASE
BURLINGTON WOODS OFFICE PARK
This Lease, by and between Landlord and the Tenant (as defined below), relates to the space in the building (the “Building”) known as Building No. 3 of Burlington Woods Office Park (the “Office Park”), in Burlington, Middlesex County, Massachusetts, with an address at Three Burlington Woods Drive, Burlington, Massachusetts. The term “Lot” shall mean the parcel of land on which the Building is located; and the term “Property” shall mean the Lot and all improvements thereon from time to time, including the Building.
The parties to this Lease hereby agree with each other as follows:
1. BASIC LEASE PROVISIONS
1.1 INTRODUCTION.
As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease.
1.2 BASIC DATA AND DEFINITIONS.

Lease Date:	January 8, 2007.

Landlord:	THREE BURLINGTON WOODS LLC,
a Massachusetts limited liability company.

Present Mailing Address of Landlord:	c/o Finard Properties LLC One Burlington Woods Drive Burlington, Massachusetts 01803

Tenant:	COLOR KINETICS INCORPORATED,
a Delaware corporation.

Present Mailing Address of Tenant:	10 Milk Street, Suite 1100
Boston, Massachusetts 02108

Term or original Term:	Ten (10) years (plus the partial month, if any, immediately following the Commencement Date (as defined in Section 2.3.2)).

Scheduled Commencement Date:	September 1, 2007.

Estimated Delivery Date:	January 1, 2007.

Fixed Rent:	Lease Year	PSF		Annual Fixed Rent		Monthly Installment
	1 — 5	$27.00		$1,342,170.00		$111,847.50
		$10.00	*	$11,160.00	*	$930.00	*
	6 — 10	$29.00		$1,441,590.00		$120,132.50
		$10.00	*	$11,160.00	*	$930.00	*

* Fixed Rent for the Basement Space (defined below)

Electrical Charge:	Currently, an amount equal to $1.50 multiplied by the Rentable Floor Area of the Premises (including Basement Space) but Landlord reserves the right to increase the Electrical Charge by a percentage equal to any percentage increase in all charges for electrical service provided to the Building in common with the Premises’ electrical service; provided, however, if check meters are installed for the Premises, Tenant’s electrical usage will be computed using such check meter(s) as provided in Section 7 below.

Option Periods:	Two (2) extension periods of five (5) years each.

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Premises:	Those portions of the Building (as defined above) consisting of the entire rentable area of the fourth (4th) floor (approximately 40,348 rentable square feet), a portion of the first (1st) floor (approximately 9,362 rentable square feet) and a portion of the basement (approximately 1,116 rentable square feet) of the Building, and shown as outlined on Exhibit A attached hereto. For the purposes hereof, the basement space shall be referred to as the “Basement Space” and shall be excluded in the calculation of Tenant’s share of Taxes or Operating Expenses and the Tenant Improvement Allowance and the Space Planning Allowance due under this Lease.

Rentable Floor Area of the Premises:	Approximately 50,826 consisting of approximately 49,710 square feet on the first (1st) and fourth (4th) floors of the Building and approximately 1,116 square feet of Basement Space.

Rentable Floor Area of the Building:	Approximately 147,712 square feet.

Permitted Use:	First-class office space, and no other use except as expressly set forth in the Lease (including Section 4.1.1 below). The Basement Space may be used solely for storage purposes and such other uses expressly set forth in the Lease (including Section 4.1.1 below) relating to Tenant’s Permitted Use in the Premises.

Letter of Credit Amount:	$463,960.00, subject to reduction to $231,980.00 as set forth in Section 13.24 below.

Brokers:	Spaulding and Slye, a member of the Jones Lang LaSalle group and GVA Thompson Doyle Hennessey and Stevens.

Tax Base:	The Taxes for Tax Year 2008 (the fiscal year ending June 30, 2008), as provided in Section 8.1.

Base Operating Expenses:	The Operating Expenses for Operating Year 2007 (currently the calendar year ending December 31, 2007), as provided in Section 8.2.
2. DEMISING OF PREMISES, TERM, OPTIONS
2.1 DEMISE OF PREMISES.
     2.1.1 Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises, subject to the terms and conditions of this Lease.
     2.1.2 For the purposes of this Lease, it is agreed that the Rentable Floor Area of the Premises shall be as stated in Section 1.2 above, and the Rentable Floor Area of the Building shall be as stated in Section 1.2 above.
2.2 APPURTENANT RIGHTS AND RESERVATIONS.
     2.2.1 Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use and to permit its invitees to use in common with others, public or common lobbies, hallways, stairways, passenger and freight elevators, loading areas, sanitary facilities, conduits and risers in the Building necessary or convenient for Tenant’s use and occupancy of the Premises, and (as provided in the next subsection) the parking facilities serving the Building (collectively, as same may be changed from time to time as provided in this Lease, the “Common Areas”). Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice (and uniformly applied

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to all occupants of the Building), and shall be subject to the right of Landlord to designate and change from time to time areas and facilities to be so used; provided, no such change shall materially adversely affect Tenant’s access to, or use of, the Premises pursuant to the terms and conditions of this Lease.
     2.2.2 Tenant shall also have, as appurtenant to the Premises, the nonexclusive right to use, and permit its employees and invitees to use, in common with others, on a first come, first serve basis, the open parking facilities serving the Building (excepting those spaces now or hereafter designated by Landlord as being for the exclusive use of others). Such parking rights shall be subject to the right of Landlord to limit the number of parking spaces available to Tenant, its employees and invitees, where the use of the same exceeds, in Landlord’s judgment, the greater of (i) Tenant’s pro rata share (based upon the ratio of the Rentable Floor Area of the Premises to the Rentable Floor Area of the Building) of the parking at the Building, or (ii) the ratio of approximately 3 spaces per 1,000 square feet of the Rentable Floor Area of the Premises. Included in the foregoing Tenant’s parking rights is Tenant’s right to use fifteen (15) parking spaces designated for Tenant’s exclusive use, which spaces are to be located in the covered parking area adjacent to the Building and may be relocated by Landlord in Landlord’s discretion from time to time within said covered parking area; provided, however, that Landlord shall have no liability to Tenant if such spaces are for any reason outside Landlord’s reasonable control at any time unavailable for Tenant’s exclusive use, nor shall Landlord have any obligation to enforce parking rules and regulations at the Property. Tenant shall have the right to install signage identifying such spaces for Tenant’s exclusive use, which such signage shall be subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned or delayed, and otherwise consistent with other covered parking space designation signage.
     2.2.3 Excepted and excluded from the Premises are the roof and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) utility lines, pipes and the like to serve premises other than the Premises, and to replace and maintain and repair such utility lines, pipes and the like in, over and upon the Premises.
     2.2.4 During the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, legal holidays (both federal and state) in all cases excepted (“Normal Building Operating Hours”), the Building shall be open and access to the Premises shall be freely available, subject to interruption due to causes beyond Landlord’s reasonable control. During periods other than Normal Building Operating Hours, Landlord shall provide means of access to the Premises, subject to security restrictions on such access, such as card access systems, and the other terms and conditions of this Lease. Access to the Premises during Normal Building Operating Hours and at other times shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by suitable notice (and uniformly applied to all occupants of the Building). Tenant acknowledges that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, guests, invitees or agents and, to the maximum extent this agreement may be made effective according to law, Tenant shall indemnify, defend with counsel of Landlord’s selection, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in the Premises by reason of the act of any intruder or any other person in the Premises.
2.3 TERM.
     2.3.1 Subject to the conditions herein stated, Tenant shall hold the Premises for the Term (as defined in Section 1.2) commencing on the Commencement Date (as defined below) and expiring at midnight of the last day of the Term, unless sooner terminated as provided herein.

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     2.3.2 The term “Commencement Date” shall mean the earlier to occur of (a) two hundred forty-two days following the Delivery Date (as defined in Section 6.1.2 below), or (b) the date Tenant opens for business from the Premises.
     2.3.3 Landlord and Tenant agree to execute a supplemental agreement confirming the actual Commencement Date and expiration date of the Term, once same are determined.
2.4 OPTION TO EXTEND THE TERM.
Tenant shall have the option to extend the Term of this Lease for two (2) additional Option Periods (each an “Extension Term”), provided that: (i) Tenant is not in default beyond any applicable grace period under any of the terms and conditions of this Lease at the time it elects to extend the Term or, at Landlord’s option, at the commencement of the Extension Term; (ii) the Tenant originally named herein (or a Permitted Transferee, as defined in Section 5.3.3 below) continues to occupy and operate in not less than 40,348 rentable square feet of the Premises (excluding the Basement Space); and (iii) Tenant has given Landlord written notice of its election to extend the Term no later than 9 months prior to the expiration date of the original Term of this Lease or the first Extension Term, as the case may be. In the event that Tenant shall extend the Term as aforesaid, such extension(s) shall be upon the same terms and conditions as set forth herein except that: the exercised Extension Term shall no longer be available; and the annual Fixed Rent payable hereunder shall be adjusted in accordance with the provisions of Section 3. Should Tenant so extend the Term of this Lease, the term “Term” as used herein shall mean the original Term together with the Extension Terms. If Tenant fails to timely exercise its rights hereunder as aforesaid, Tenant shall be deemed to have conclusively waived its right to do so and the applicable Extension Term(s) set forth herein shall be void and of no further force or effect and Tenant, following such failure (or waiver) and within seven (7) days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the Tenant’s failure to exercise (or waiver of) such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.
2.5 RIGHT OF FIRST OFFER ON CERTAIN ADDITIONAL SPACE.
     2.5.1 Provided (i) Tenant is not in default beyond any applicable grace period under any of the terms and conditions of this Lease at the time it elects to exercise its rights hereunder or, at Landlord’s option, at the time of the delivery of the Available Space (as defined below); and (ii) the Tenant originally named herein (or a Permitted Transferee) continues to occupy and operate in not less than 40,348 rentable square feet of the Premises (excluding the Basement Space), Tenant shall have the right of first offer to lease any space in the Building that becomes available for occupancy (the “Available Space”) subject to and in accordance with the terms and conditions set forth in this Section 2.5. If at any time from and after the Commencement Date and during the Term of this Lease there shall be any Available Space, Landlord shall notify Tenant thereof in writing (“Landlord’s Available Space Notice”), which notice shall include the anticipated date upon which such Available Space shall be available for occupancy by Tenant along with a floor plan showing the approximate rentable square footage thereof. Tenant shall have the right to lease such Available Space only by giving written notice to Landlord within twenty (20) business days after Tenant receives Landlord’s Available Space Notice, time being of the essence. If Tenant so elects to lease the Available Space, such Space shall be leased upon the same terms and conditions contained in this Lease, except that: (x) if Landlord delivers such Space to Tenant on or prior to December 31, 2007, Fixed Rent for the applicable Available Space shall be equal to Fixed Rent then being charged for the Premises (and shall increase) as set forth in Section 1.2, or (y) if Landlord delivers such Available Space after December 31, 2007, the Fixed Rent for such space shall be equal to the Fair Market Rental Value

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therefor determined in accordance with Section 3.2 below, and in either event the Letter of Credit shall be increased proportionately to reflect the inclusion of such Available Space, and the Available Space shall be and become part of the Premises hereunder upon the delivery of such Available Space to Tenant. It is understood and agreed that the Available Space shall be leased by Tenant in its then “as is”, “where-is” condition, without warranty or representation by Landlord and Landlord shall have no obligation to complete any work to prepare the applicable Space for Tenant’s use and occupancy; provided, however, that if any such Available Space is delivered on or prior to December 31, 2007, Tenant shall be entitled to a pro-rated Tenant improvement allowance applicable to the Available Space fit-up equal to the Improvement Allowance (as defined below) per rentable square foot pro rated based on, and reduced by, the ratio of the number of months remaining in the original Lease Term to the number of months in the original Lease Term (e.g., if Landlord tenders Available Space to Tenant in the 10th month of the Lease Term, the applicable improvement allowance would be an amount not to exceed $40.00 — [$40.00 x 10/120] = $36.67) and shall be paid in accordance with the terms and conditions of Section 13 to Exhibit E. Following such election by Tenant, and effective as of the delivery of the applicable Available Space and for the balance of the Term and any extension thereof: (a) the “Premises”, as used in this Lease, shall include the applicable Available Space; (b) the “Rentable Floor Area of the Premises” shall be increased to include the rentable square footage of the applicable Available Space; and (c) the annual Fixed Rent shall equal the sum of the Fixed Rent provided for in this Lease plus the Fixed Rent for the applicable Available Space as determined as set forth herein. To confirm the inclusion of the Available Space as set forth above, Landlord shall prepare, and Landlord and Tenant shall promptly execute and deliver, an Amendment to Lease reflecting the foregoing terms and incorporation of any Available Space. For the purposes hereof, space shall be deemed “available for occupancy” when any lease or occupancy agreement (including extension periods) has expired or is due to expire within six (6) months, or Landlord has elected not to renew the lease of the present tenant, and any prior options, rights or rights to lease with respect to such Available Space have expired or been waived and Landlord is free to lease such space to third parties without restriction.
     2.5.2 If Tenant fails to timely exercise any of its rights hereunder, the right(s) granted hereunder as to the applicable Available Space shall be deemed waived for all purposes, and Landlord may lease the applicable Available Space to any party and upon any terms free of any rights of Tenant. Tenant, following such waiver and within 7 days of Landlord’s request therefor, shall execute and deliver to Landlord a certification, in recordable form, confirming the waiver of such right, and Tenant’s failure to so execute and deliver such certification shall (without limiting Landlord’s remedies on account thereof) entitle Landlord to execute and deliver to any third party, and record, an affidavit confirming the waiver, which affidavit shall be binding on Tenant and may be conclusively relied on by third parties.
     2.5.3 Tenant understands that its rights under this Section are and shall be subject and subordinate to any options to lease or any rights of first negotiation, first offer or first refusal to lease granted to other tenants of the Building prior to the date of execution and delivery of this Lease.
2.6 INTENTIONALLY OMITTED.
3. RENT
3.1 FIXED RENT.
     3.1.1 Tenant agrees to pay to Landlord, without offset or deduction and without previous demand therefor, annual Fixed Rent during each Lease Year (as defined below) of the Term. The annual Fixed Rent during the original Term shall be as provided in Section 1.2 above.

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     3.1.2 All such annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term, commencing on the Commencement Date, to Landlord, or as directed by Landlord, at the Present Mailing Address of Landlord (as set forth in Section 1.2) or at the address from time to time designated by Landlord.
     3.1.3 Fixed Rent for any partial month shall be paid by Tenant on a pro rata basis, and if the Commencement Date occurs on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from such date to the first day of the succeeding calendar month, and the monthly Fixed Rent for such succeeding calendar month.
     3.1.4 For the purposes of this Lease, “Lease Year” shall mean each successive 12-month period included in whole or in part in the Term of this Lease; the first Lease Year beginning on the Commencement Date and ending at midnight on the day before the first anniversary of the Commencement Date (provided that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the Commencement Date). If the first Lease Year of the Term shall be greater than one full calendar year, the annual Fixed Rent for such Lease Year shall be increased proportionately to the greater length of such Lease Year.
     3.1.5 Notwithstanding the fact that the amounts of Fixed Rent set forth in this Lease were or may have been determined with reference to the floor area of the Premises, said amounts as set forth above are stipulated to be the amounts of Fixed Rent due hereunder, whether or not the actual floor area of the Premises are in fact more or less than the floor area figures used to determine said Fixed Rent.
3.2 FIXED RENT FOR AVAILABLE SPACE AND DURING ANY EXTENSION TERM.
     3.2.1 For any applicable Available Space leased by Tenant in accordance with Section 2.5 and/or during any Extension Term of this Lease (if Tenant exercises its option to extend the Term hereof in accordance with Section 2.4), the annual Fixed Rent to be paid by Tenant for the applicable Available Space and during each Lease Year of the applicable Extension Term shall be determined as of the first day of the inclusion of the applicable Available Space into the Premises and/or Extension Term, respectively, and shall equal the Fair Market Rental Value.
     3.2.2 The “Fair Market Rental Value” shall mean the market rate for similar or comparable space in the Northwest Boston Suburban market to the applicable Available Space and/or the Premises for the Extension Term, as the case may be, including all relevant factors, but in no event shall the Fair Market Rental Value be less than the Fixed Rent (on a per rentable square foot basis) payable during the last Lease Year of the original Term (or prior Extension Term) as to any Extension Term Fixed Rent, or less than the Fixed Rent then being charged under this Lease as to any Available Space. The determination of the Fair Market Rental Value shall take into consideration all material economic differences between the applicable space in question and such other similar or comparable space including, without limitation, (i) the aggregate net value of any amenities offered by a comparison landlord and not offered by Landlord and vice versa; (ii) the difference between any broker commissions payable by Landlord and any brokerage commissions payable by a comparison landlord in connection with a comparison lease; (iii) the differences in the way Landlord and a comparison landlord is reimbursed for operating expenses and taxes (including the applicable base years for purposes of determining escalation payments); and (iv) the aggregate net value of any economic concessions (such as, but not limited to, rent abatements and improvement allowances) offered by a comparison landlord and not offered by Landlord and vice versa, provided, that the value of any improvement allowance offered by a comparison landlord to the extent required to bring the comparison premises to a condition similar to

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the then “as-is” condition of the space in question shall not be relevant. The Fair Market Rental Value shall be determined as follows:
(a)	After the exercise by Tenant of its option to extend the Term, Landlord shall advise Tenant in writing of Landlord’s determination of the Fair Market Rental Value prior to the expiration of the original Term or then current Extension Term or prior to the delivery of the applicable Available Space, as the case may be. Tenant shall be deemed to have accepted the rental amount contained in Landlord’s said notice, and such rental rate shall be conclusively deemed to be the Fair Market Rental Value, unless Tenant notifies Landlord in writing, within 7 days after Landlord’s notice, that Tenant disputes the aforementioned determination by Landlord, in which event the parties shall proceed to the Fair Market Rental Value determination as set forth in Subsection (c) below.

(b)	After the exercise by Tenant of its election to lease any Available Space, Landlord shall advise Tenant in writing of Landlord’s determination of the Fair Market Rental Value prior to the delivery of such Available Space. Tenant shall be deemed to have accepted the rental amount contained in Landlord’s said notice, and such rental rate shall be conclusively deemed to be the Fair Market Rental Value, unless Tenant notifies Landlord in writing, within 7 days after Landlord’s notice, that Tenant disputes the aforementioned determination by Landlord, in which event the parties shall proceed to the Fair Market Rental Value determination as set forth in Subsection (c) below.

(c)	In the event that Tenant so disputes the determination of the Fair Market Rental Value by Landlord, and the Landlord and Tenant are unable to agree on the Fair Market Rental Value within 30 days, the same shall be determined as follows: Landlord and Tenant each shall, within thirty (30) days thereafter, appoint an independent appraiser who shall be instructed to determine independently the Fair Market Rental Value. If the difference between the amounts so determined by such appraisers does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Rental Value shall be an amount equal to fifty percent (50%) of the total of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two (2) appraisers shall have ten (10) days thereafter to appoint a third appraiser, but if such appraisers fail to do so within such ten (10) day period, then either Landlord or Tenant may request the Greater Boston Real Estate Board or any successor organization thereto to appoint an appraiser within ten (10) days of such request, and both Landlord and Tenant shall be bound by any appointment so made within such ten (10) day period. If no such appraiser shall have been appointed within such ten (10) days either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the Greater Boston Real Estate Board or by such court shall be instructed to determine the Fair Market Rental Value in accordance with the definition of such term contained herein and within twenty (20) days after its appointment. If the third appraisal shall exceed the higher of the first two appraisals, the Fair Market Rental Value shall be the higher of the first two appraisals; if the third appraisal is less than the lower of the first two appraisals, the Fair Market Rental Value shall be the lower of the first two appraisals. In all other cases, the Fair Market Rental Value shall be equal to the third appraisal. Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the 30 day period specified above (such party being referred to herein as the “failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its appraiser within ten (10) days of the giving of such notice. If the failing party shall not respond by appointment of its appraiser within said ten day period,

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then the appraiser appointed by the other party shall be the sole appraiser whose determination of the Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord. Each party shall pay for the fees and expenses of the appraiser appointed by it, but the fees and expenses of the third appraiser shall be shared equally by the parties. All appraisers appointed hereunder shall be MAI appraisers, so-called, or commercial real estate brokers with at least ten (10) years direct experience, and Northwest Boston Suburban market. The foregoing determination shall be conclusive, final and binding on the parties and enforceable in any court having jurisdiction over the parties.
(d)	If the parties are unable to agree on the Fair Market Rental Value (or the arbitration procedure set forth above has not concluded) prior to the first day of the Extension Term or the date the applicable Available Space is incorporated into the Premises, Tenant shall make monthly payments on account of Fixed Rent (in addition to all additional rent and other payments hereunder) in the amount of Landlord’s initial designation of the Fair Market Rental Value, until the Fair Market Rental Value has been finally established as herein provided, at which time an appropriate retroactive Fixed Rent adjustment payment or refund shall be made, if necessary.
     3.2.3 During the Extension Term, Tenant shall continue to pay all additional rent and other payments as provided in this Lease.
3.3 LATE PAYMENT.
If any Fixed Rent, additional rent or any other payments due hereunder from Tenant are not paid within 5 days of the due date thereof, Tenant shall be charged a late fee of $250.00 for each late payment for each month or portion thereof that said payment remains outstanding. Said late fee shall be payable in addition to and not in exclusion of any other remedies of Landlord on account of such late payments, including without limitation the obligation to pay interest on late payments, as provided in Section 12.3.
4. USE OF PREMISES; ALTERATIONS
4.1 PERMITTED USE.
     4.1.1 Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use, as provided in Section 1.2 of this Lease, and for no other purpose or purposes; provided, however, Tenant shall have the right to use (a) all or any portion of the first (1st) floor Premises to demonstrate, develop and display on a non-retail basis its products (including prototypes thereof), from time to time, and (b) the Basement Space may be used for the installation and intermittent (i.e., non-production) use of a prototype paint booth, subject in all cases to all Laws and Restrictions (as defined below), the terms and conditions of this Lease including, but not limited to, Sections 4.1(c) and 4.2, and Tenant shall be responsible for obtaining and maintaining all necessary permits and approvals for all such uses set forth in Subsections (a) and (b) above, and Tenant acknowledges that Landlord has not made any representations or warranties as to whether such uses set forth in (a) and/or (b) comply with applicable Laws and Restrictions.
     4.1.2 Tenant further covenants and agrees to conform to the following provisions during the entire Lease Term:
(a)	Tenant shall cause all freight (including furniture, fixtures and equipment used by Tenant in the occupancy of the Premises) to be delivered to or removed from the Building and

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the Premises in accordance with reasonable rules and regulations established by Landlord therefor and Landlord may require that such deliveries or removals be undertaken during periods other than Normal Building Operating Hours; provided, however, no separate charges will be assessed by Landlord for Tenant’s use of the loading area.
(b)	Tenant shall not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises except as provided in the next paragraph or elsewhere in this Lease.
Notwithstanding the foregoing, Tenant may, at Tenant’s sole expense, locate a sign at the entrance doors to the Premises of the type commonly and customarily found in first-class office buildings for the purpose of identifying and locating the Premises, which signs and location shall be subject to the prior approval of Landlord, not to be unreasonably withheld. Where Landlord establishes reasonable standards for such signs, Tenant agrees to conform to the same and to submit for Landlord’s prior approval, such approval not unreasonably to be withheld, a plan or sketch of the sign to be placed on or about such entry door and location thereof. Without limitation, lettering on windows and window displays are expressly prohibited. Landlord shall also provide Tenant with a listing on the Building’s main tenant directory.
(c)	Tenant shall not perform any act or any practice which may injure the Premises, or any other part of the Building or the Property, or cause any offensive odors or loud noise, or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building, or be detrimental to the reputation or appearance of the Building, and Tenant shall permit no waste with respect to the Premises or the Property. Landlord acknowledges that a portion of the first (1st) floor of the Premises may be used in connection with the development of prototypes of Tenant’s products and that a portion of the Basement Space may be used as a prototype painting booth. Tenant acknowledges and agrees that the foregoing uses, and the installation and operation of any equipment relating thereto, shall be done and effected in accordance with all of the terms and conditions of this Lease and that any such installations or alterations relating thereto shall be considered Alterations pursuant to Section 4.2 below requiring Landlord’s prior consent thereto and Tenant obtaining all necessary permits and approvals therefor. Tenant shall take all commercially reasonable steps and precautions, such as installing adequate venting, vapor barriers and sound insulation, to contain all odors and noises emanating from the Premises (or applicable portions thereof) engaged in the forgoing uses. In the event that Tenant’s operations of the Premises (or portions thereof) cause or are believed to cause any interference or complaints from Landlord or any other tenants or occupants of the Building (or any applicable governmental authorities), then upon receipt of notice from Landlord of such interference or complaints, Tenant will promptly take all steps necessary to correct and eliminate the source of such interference or complaints and if same cannot be resolved to the reasonable satisfaction of all parties within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down the Tenant’s operations that cause or are believed to cause the interference or complaints pending a mutually satisfactory resolution. Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, damage, claim or suit resulting directly or indirectly from the aforesaid installations, use and operation of the applicable portions of the Premises, and this indemnity shall survive the termination of this Lease. Tenant acknowledges and agrees that the foregoing limitations and/or restrictions shall

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not give rise to any right to terminate this Lease or any claim of breach of Landlord under this Lease or any claim for damages against Landlord or Landlord’s Agents at law or equity, including injunctive relief.
(d)	Tenant shall conduct Tenant’s business in the Premises in such a manner that Tenant’s invitees shall not collect, line up or linger in the lobby or corridors of the Building, but shall be entirely accommodated within the Premises.

(e)	Tenant shall comply and shall cause all employees to comply with all rules and regulations from time to time established by Landlord by suitable notice, and of uniform application to all occupants of the Building, including without limitation the current rules and regulations, a copy of which are attached hereto as Exhibit B. Landlord shall not, however, be responsible for the noncompliance of any such rules and regulations by any other tenant or occupant.

(f)	Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the reasonable recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect during the Lease Term relating in any manner to the Premises or the occupation and use by Tenant of the Premises (“Laws and Restrictions”). Notwithstanding anything in this Lease to the contrary, except in connection with Tenant’s Improvements and with Tenant’s use of portions of the Premises set forth in Subsection 4.1.1(a) and (b) for which Tenant may be required to make Alterations (as defined below) to the Premises or the Building, Tenant shall have no obligation to make Alterations to the Premises to comply with current or future Laws and Restrictions if such Laws and Regulations are of general application to the Building or space therein used for first-class office space rather than Tenant’s particular or specific manner of use of the Premises (or portions thereof).
4.2 ALTERATIONS.
Tenant shall not make any alterations, improvements, additions, utility and other installations (including Lighting Systems [as defined below] and signs) or repairs (hereinafter collectively referred to as “Alterations” or singly as an “Alteration”) to the Premises, except in accordance with this Section 4.2 (and any other applicable provisions of the Lease) and with the prior written consent of Landlord, which, except as otherwise expressly provided in this Lease, Landlord agrees not unreasonably to withhold as to nonstructural Alterations (nonstructural Alterations being those that do not affect the Building’s structure, roof, exterior or mechanical, electrical, plumbing, life safety or other Building systems or architectural design, character or use of the Building or Premises). Without limiting any of the terms hereof, Landlord will not approve any Alterations requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord’s services to the Premises, unless Tenant first gives assurances or security reasonably acceptable to Landlord that such re-adaptation will be made prior to such termination without expense to Landlord and makes provisions reasonably acceptable to Landlord for payment of such increased cost. All Alterations made by Tenant shall be made in accordance with plans and specifications which have been approved in writing by the Landlord (using the approval standard set forth in first sentence hereof), pursuant to a duly issued permit, and in accordance with all Laws and Restrictions, the provisions of this Lease and in a good and first-class workmanlike manner using new materials of same or better quality as base building standard materials, free of all liens and encumbrances. All Alterations shall be performed by a contractor or

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contractors selected by Tenant and approved in writing by Landlord, such approval not to be unreasonably withheld. Tenant shall pay Landlord the direct cost it reasonably incurs in reviewing the plans therefor and in monitoring the construction of the Alterations. If, as a result of any Alterations made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other Laws or Restrictions and such compliance requires Landlord to make any improvement or Alteration to any portion of the Building, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Tenant agrees to obtain or cause its contractor(s) to obtain, prior to the commencement of any work or Alterations, “builder’s all risk” insurance in an amount and with such coverages reasonably approved by Landlord and worker’s compensation insurance in the statutorily required amount(s) and evidence of all such insurance shall be furnished to Landlord prior to the performance by such contractor(s) or person(s) of any work in respect of the Premises. Landlord shall have the right to stop any work not being performed in conformance with this Lease, and, at its option, may repair or remove non-conforming work at the expense of Tenant. Tenant hereby indemnifies and holds Landlord harmless from and against any liens, encumbrances and violations of Laws and Restrictions arising from or relating to any Alterations. The filing of any lien or encumbrance, or the violation of Laws or Restrictions, shall constitute a default hereunder. The repair and indemnity obligations of Tenant hereunder, including Tenant’s obligations to repay Landlord the cost of repairing or removing Alterations, shall survive the termination of this Lease. All Alterations performed by Tenant in the Premises shall remain therein (unless Landlord directs Tenant to remove the same on termination or expiration of this Lease as provided herein) and, at termination or expiration, shall be surrendered as a part thereof, except for Tenant’s usual trade furniture and equipment, if movable, installed prior to or during the Lease term at Tenant’s cost, which trade furniture and equipment Tenant shall remove in their entirety prior to the termination or expiration of this Lease, provided that if Tenant is then in default hereunder, Landlord may direct that no such trade fixtures, furniture and equipment be removed. Subject to Tenant’s restoration and repair obligations set forth herein, Tenant shall have the right to remove all LED lighting products on display in the Premises (or any portion thereof) on or prior to the expiration or earlier termination of the Lease Term, but shall, subject to Landlord’s removal requirements set forth in this Lease, surrender any LED lighting fixtures installed in the office portion of the Premises or in the Building Common Areas for general illumination purposes. Tenant agrees to repair any and all damage to the Premises resulting from such removal (including removal of Tenant’s Alterations directed by Landlord) or, if Landlord so elects, to pay Landlord for the cost of any such repairs forthwith after billing therefor. Notwithstanding anything contained herein to the contrary, upon the specific written request of Tenant given at the time of requesting consent for any Alterations, Landlord shall identify (a) which Alterations (or group or pool of Alterations) Landlord will require Tenant to remove at the expiration of the Term or earlier termination of this Lease, and/or (b) which Alterations (or group or pool of Alterations) Landlord may require Tenant to remove at the expiration of the Term or earlier termination of this Lease upon notice given to Tenant not less than one hundred fifty (150) days prior to such expiration or termination, and unless such Alterations are so identified, Tenant shall have no obligation to remove any such Alterations from the Premises at the expiration of the Term or earlier termination of this Lease; provided, however, Landlord shall not require Tenant to remove any Alterations identified (pursuant to either Subsection (a) or (b)) which do not or will not, in Landlord’s good faith belief, require extraordinary expense to remove and/or re-adapt the Premises to normal office use.
4.3 WIRELESS NETWORK.
Subject to the terms and conditions of this Section 4.3, Tenant shall have the right to install in the Premises a wireless intranet, Internet, and communications network (also known as “Wi-Fi”) for the use of Tenant and its employees, clients, customers and invitees within the Premises (the “Network”). Tenant

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shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless Internet service that passes through, is transmitted through, or emanates from the Premises. Tenant represents and warrants that Tenant’s Network and the related communications equipment of Tenant’s and/or its service providers and contractors located in the Premises, including, without limitation, any antennas, routers, access points, switches, or equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, frequency that will be consistent with commercially accepted protocols and shall not cause radio frequency, electromagnetic, or any other interference or disturbance to any customary office equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building, any adjacent building or property, or any other party. In the event that Tenant’s Communications Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will take all steps necessary to correct and eliminate the interference. If the interference is not eliminated within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord, not to be unreasonably withheld. Tenant’s installation, maintenance and operation of the Network and Tenant’s Communications Equipment shall comply with all applicable Laws and Restrictions and the applicable provisions of this Lease including, without limitation Section 4.2 above. Tenant acknowledges and agrees that Tenant’s rights hereunder are not exclusive within the Building and that Landlord has granted and/or may grant lease rights, licenses, and other rights to various other tenants and occupants of the Building and to telecommunications service providers for similar and/or related uses. Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, damage, claim or suit resulting directly or indirectly from the installations, use and operation of Tenant’s Network and Tenant’s Communications Equipment, and this indemnity shall survive the termination of this Lease.
4.4 TENANT’S LIGHTING SYSTEMS INSTALLATION RIGHTS.
Subject to the terms and conditions of the Lease including but not limited to the provisions of Section 4.2 and this Section 4.4, and so long as (i) the Tenant originally named herein (or a Permitted Transferee) continues to occupy and operate in not less than 40,348 rentable square feet of the Premises (excluding the Basement Space) and (ii) Tenant is not in default beyond any applicable grace period under any of the terms and conditions of this Lease, Tenant shall have the right, at its sole cost and expense, to install its first-class, state of the art lighting systems (singly, a “Lighting System, collectively, the “Lighting Systems”) on the exterior of the Building and in the common Building Lobby and the common hallway between the Building Lobby and the first (1st) floor portion of the Premises and the Cafeteria (as defined below). For the purposes of this Lease, the installation of any Lighting System shall be considered an Alteration and, except as otherwise provided in this Section 4.4, the terms and conditions of Section 4.2 above shall apply thereto. The design, installation (including interface with Building utility and other systems), maintenance and continued operation of each Lighting System, including but not limited to the location, size, design, color(s) and degree of illumination thereof, shall be subject to the approval of Landlord, at Landlord’s sole but reasonable discretion, and in compliance with all applicable Laws and Restrictions. If necessary, Landlord shall provide, at Tenant’s cost and expense, electrical service to the portion of the Building approximately where Tenant’s Lighting Systems is to be located. The cost of electricity to power Tenant’s Lighting Systems shall be included in Operating Expenses as provided in Article 8 below. Tenant shall be responsible for obtaining and maintaining all necessary permits and approvals for each such Lighting System, along with all costs and expenses incurred either by Landlord or Tenant in connection therewith (including any taxes or assessments thereon and the cost of providing and maintaining electrical service thereto) and Landlord shall reasonably cooperate with Tenant in connection with obtaining such permits and approvals. Tenant shall pay such amounts within thirty (30) days of

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Landlord’s invoice therefor. Tenant shall be responsible for maintaining the Lighting Systems in first-class operating condition and in a professional and commercially attractive manner consistent with the first-class nature of the Building, subject to Landlord’s approval as set forth herein. Tenant shall upgrade the Lighting Systems from time to time to ensure they are operated and maintained in the manner required under this Section 4.4. If Tenant elects not to so upgrade such Lighting System, either Landlord or Tenant shall have the right to remove such Lighting System and repair and restore the Building to the same or better condition existing prior such installation, at such removing party’s cost and expense. At the expiration of earlier termination of the Lease, or in the event Tenant (or a Permitted Transferee) ceases to occupy 40,348 rentable square feet of the Premises (except for periods of casualty, restoration or remodeling), Landlord shall have the right, at Tenant’s sole cost, to remove all Lighting Systems and repair and restore the Building to the same or better condition existing prior to such installation, or at Landlord’s election, Landlord shall require Tenant to so repair or restore. Subject to the terms and conditions of this Section 4.4, Tenant’s right to so install and maintain the Lighting Systems shall be exclusive as to all other tenants or occupants of the Building, provided Tenant acknowledges and agrees that Landlord shall have the right to install, operate and maintain lighting and lighting systems in the Common Areas of the Building or Property as may be required, from time to time, to comply with applicable Laws and Restrictions or to maintain the Property and Building a professional and commercially attractive manner consistent with the first-class nature of the Building. Landlord and Tenant shall consult in good faith to ensure that the lighting provided by each party is commercially reasonable, effective and efficient, and Landlord shall use good faith efforts to avoid the installation of any specialty lighting systems of a direct competitor of Tenant on the first (1st) floor and common lobbies of the Building.
4.5 EXTERIOR SIGNAGE.
Subject to the provisions of this Section 4.5, and provided that (i) Tenant is not in default of the terms and conditions of this Lease (beyond any applicable notice or cure period), and (ii) the Tenant originally named herein (or a Permitted Transferee) occupies at least 40,348 rentable square feet of space in the Building, the original named Tenant (or Permitted Transferee) shall have the right, at its sole cost and expense, to maintain one (1) exterior sign on the Route 128 side of the Building in the location shown on Exhibit F attached hereto (being the location of the former “Xenergy” sign) for the purpose of identifying Tenant (“Building Signage”), which Building Signage (including size, design, logo, color(s) and degree of illumination, if any, and method of attachment to the Building) shall be subject to the prior approval of Landlord (such approval not to be unreasonably withheld) and installed, maintained and operated in compliance with all applicable Laws and Restrictions. Landlord reserves the right to retain and grant other parties signage rights on Building. In no event shall Tenant have the right to utilize more than an allocable share of any such exterior signage based upon the square footage of the Premises in relation to the total square footage of space in, or signage available to, the Building. If necessary, Landlord shall provide electrical service to the exterior portion of the Building approximately where Tenant’s sign is to be located at Tenant’s sole cost. Tenant shall be responsible for obtaining and maintaining all necessary permits and approvals for such signage, along with all costs and expenses incurred by Landlord in connection therewith (including any taxes or assessments thereon and the cost of providing and maintaining electrical service thereto) and Landlord shall reasonably cooperate with Tenant in connection with obtaining such permits and approvals. Tenant shall pay such amounts within thirty (30) days of Landlord’s invoice therefor. At the expiration of earlier termination of the Lease, or in the event the original named Tenant (or Permitted Transferee) ceases to occupy at least 40,348 rentable square feet in the Building (except for periods of casualty, restoration or remodeling), Landlord shall have the right, at Tenant’s sole cost and expense, to remove Tenant’s Building Signage and repair and restore the Building to the same or better condition existing prior to such installation, or at Landlord’s election, Landlord shall require Tenant to so repair or restore.

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4.6 ROOF LICENSE
     4.6.1 Tenant shall have the non-exclusive license, at no additional cost, to install, operate and maintain, all in good order and repair, an antenna or dish (“Antenna”) and supplemental HVAC unit (“Tenant’s HVAC Unit”) on a portion or portions of the roof of the Building (“Roof”) in compliance with all of the terms and conditions of this Lease, including but not limited to Section 4.2, and all of the specifications described on Exhibit G attached hereto and incorporated herein by this reference as the same may be reasonably amended by Landlord from time to time (the “Specifications”). Tenant acknowledges and agrees that the right granted to Tenant hereunder is a non-exclusive license and is not a lease or an appurtenant right to the Premises and, further, that Tenant’s liabilities under this Lease are not contingent or conditioned upon its ability to use the Antenna and Tenant shall continue to be obligated to perform all of its obligations under the Lease if Tenant is unable to use the Antenna. Tenant shall only use the Antenna to transmit and receive data transmissions for Tenant’s use in the Premises. No person or entity other than Tenant (or a Permitted Transferee, subtenant, successor or assign) shall have the right to use or receive transmissions from the Antenna.
     4.6.2 The Antenna and Tenant’s HVAC Unit shall be installed at a location or locations on the Roof selected by Landlord, in its sole but reasonable discretion, and Landlord shall have the right, to be exercised in good faith, to require Tenant to relocate the Antenna, but not Tenant’s HVAC Unit, from time to time, at Tenant’s sole cost and expense; provided, however, Landlord shall not require Tenant to so relocate its Antenna at Tenant’s cost for purposes benefiting a third party, including another Building Tenant or occupant. Landlord makes no representation or warranty to Tenant that the Roof will be satisfactory to Tenant or will permit Tenant to receive the transmissions it desires to receive. Prior to installing or replacing either the Antenna or Tenant’s HVAC Unit, Tenant shall submit to Landlord plans and specifications for the installation of the Antenna and/or Tenant’s HVAC Unit, as the case may be, prepared by a licensed engineer reasonably satisfactory to Landlord (the “Plans”). The Plans shall be consistent with the Specifications, and otherwise reasonably satisfactory to Landlord, and shall show the location of the installations of the Antenna and/or Tenant’s HVAC Unit and all related equipment and components on the Roof, the location and type of all piping, conduit, wiring, cabling, the manner in which the Antenna and/or Tenant’s HVAC Unit will be placed on and fastened to the Roof and any other information requested by Landlord, in Landlord’s good faith discretion. Landlord shall have the right to require that the Antenna and/or Tenant’s HVAC Unit not be visible from any location on the ground and/or that the all such equipment be screened in a manner satisfactory to Landlord, in Landlord’s good faith discretion. Landlord shall have the right to employ an engineer or other consultant to review the Plans and the reasonable, actual cost of such engineer or consultant shall be paid by Tenant to Landlord within thirty (30) days after request therefor. After Landlord has approved the Plans and prior to installing the Antenna and/or Tenant’s HVAC Unit and any related equipment, wiring, conduit, piping, or cabling, Tenant shall obtain and provide to Landlord: (a) all required governmental and quasi-governmental permits, licenses, special zoning variances and authorizations, as required by applicable Laws and Restrictions, all of which Tenant shall obtain at its own cost and expense; and (b) a policy or certificate of insurance evidencing such insurance coverage as may be reasonably required by Landlord. Any alteration or modification of the Antenna and/or Tenant’s HVAC Unit or any associated piping, conduit, wiring, cabling, equipment after the Plans have been approved shall require Landlord’s prior written approval, which may be given or withheld in Landlord’s good faith discretion.
     4.6.3 Installation and maintenance of the Antenna, Tenant’s HVAC Unit or any associated piping, conduit, wiring, cabling, equipment shall be performed solely by contractors approved by Landlord, in its reasonable discretion. Landlord’s may require Tenant to use a roofing contractor selected by Landlord to perform any work that could damage, penetrate or alter the Roof and an electrician selected by Landlord to install any associated piping, conduit, wiring, cabling, equipment on the Roof or in the Building. Landlord may require anyone going on the Roof to execute in advance a liability waiver

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satisfactory to Landlord. Tenant shall bear all costs and expenses incurred in connection with the installation, operation and maintenance of the Antenna and Tenant’s HVAC Unit.
     4.6.4 Tenant acknowledges that Landlord may decide, in its good faith discretion, from time to time, to repair or replace the Roof (hereinafter “Roof Repairs”). If Landlord elects to make Roof Repairs, Tenant shall, upon Landlord’s request, temporarily remove the Antenna so that the Roof Repairs may be completed. The cost of removing and reinstalling the Antenna shall be paid by Tenant, at Tenant’s sole cost and expense. Landlord shall not be liable to Tenant for any damages, lost profits or other costs or expenses incurred by Tenant as the result of the Roof Repairs.
     4.6.5 On the termination or expiration of the Lease, Tenant shall remove the Antenna and all associated conduit, wiring, cabling, equipment and repair any damages caused thereby, at Tenant’s sole cost and expense. If Tenant does not remove the Antenna on or before the date this Lease terminates or expires, Tenant hereby authorizes Landlord to remove and dispose of the Antenna and associated conduit, wiring, cabling, equipment, and Tenant shall promptly reimburse Landlord for the costs and expenses it incurs in removing and disposing of same and repairing any damages caused thereby. Tenant agrees that Landlord may dispose of the Antenna and any associated conduit, wiring, cabling, equipment in any manner selected by Landlord.
     4.6.6 Tenant’s license to operate and maintain the Antenna and Tenant’s HVAC Unit shall automatically expire and terminate on the date that the term of the Lease expires or is otherwise terminated. This license to operate and maintain the Antenna shall also terminate if any of the following continue for more than three (3) days after written notice from Landlord to Tenant: (a) the Antenna is causing physical damage to the Building or the Roof, (b) the Antenna is interfering with the normal or customary transmission or receipt of transmission or receipt of signals from or to the Building, (c) the Antenna is causing Landlord to be in violation of any agreement to which Landlord is a party or (d) the Antenna is causing Landlord to be in violation any local, state or federal law, regulation or ordinance.
5. ASSIGNMENT AND SUBLETTING
5.1 GENERALLY.
     5.1.1 Except as expressly provided in this Article 5, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of any concessions, licenses, occupancy rights, management arrangements and the like) the whole or any part of the Premises without, in each instance, having first received the express, written consent of Landlord, which consent shall not be unreasonably withheld or delayed. A change in Tenant’s name shall not constitute an assignment or sublease hereunder, provided Tenant notifies Landlord in writing of such name change prior to making such change. Tenant shall not collaterally assign this Lease (or any portion thereof) or permit any assignment of this Lease by mortgage, other encumbrance or operation of law.
     5.1.2 Without limitation, it shall not be unreasonable for Landlord to withhold such approval from any assignment or subletting where, in Landlord’s opinion: (i) the proposed assignee or sublessee does not have a financial standing and credit rating reasonably acceptable to Landlord, provided, however, Landlord acknowledges that potential sublessees could include one or more “start-up” entities; (ii) the proposed assignee or sublessee has a bad or negative reputation in the community; (iii) the business in which the proposed assignee or sublessee is engaged could detract from the Building, its value or the costs of ownership thereof; (iv) the rent to be paid by any proposed sublessee is less than the then current fair market rent for comparable sublease space in the Northwest Boston Suburban market; (v) the proposed sublessee or assignee is a current tenant or a prospective tenant (meaning such tenant has been shown space or has been presented with or has made an offer to lease space) of the Building or of the

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Office Park and Landlord (or a Landlord affiliated entity) is able to provide suitable space for such tenant; (vi) the use of the Premises by any sublessee or assignee (if different from the Permitted Use) violates any use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (vii) if such assignment or subleasing is not approved of by the holder of any mortgage on the Property (if such approval is required); (viii) a proposed assignee’s or subtenant’s business will impose a burden on the Property’s parking facilities, elevators, common areas, facilities, or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (ix) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty; (x) Tenant is in default of any of its obligations under the Lease (beyond any applicable notice or cure period) at the time of the request or at the time of the proposed assignment or sublease; (xi) if requested by Landlord, the assignee or subtenant refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (xii) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (xiii) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Property; (xiv) the assignment or sublease will result in there being more than one (1) subtenant of the first (1st) floor portion of Premises or more than two (2) subtenants of the fourth (4th) floor portion of the Premises; or (xv) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee’s or sublessee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.
     5.1.3 Any request by Tenant for such consent shall set forth or be accompanied by, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, a signed copy of all assignment and sublease documents, and clearly stating the rent or any other consideration to be paid in respect thereto; and such request shall be treated as Tenant’s warranty in respect of the information submitted therewith. Tenant’s request shall not be deemed complete or submitted until all of the foregoing information has been received by Landlord. Landlord shall respond to such request for consent within twenty (20) days following Landlord’s receipt of all information, documentation and security required by Landlord with respect to such proposed sublease or assignment.
     5.1.4 The foregoing restrictions shall be binding on any assignee or sublessee to which Landlord has consented, provided, notwithstanding anything else contained in this Lease, Landlord’s consent to any further assignment, subleasing or any sub-subleasing by any approved assignee or sublessee may be withheld by Landlord at Landlord’s sole and absolute discretion.
     5.1.5 Consent by Landlord to any assignment or subleasing shall not include consent to the assignment or transferring of any lease renewal, extension or other option, first offer, first refusal or other rights granted hereunder, or any special privileges or extra services granted to tenant by separate agreement (written or oral), or by addendum or amendment of the Lease.

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     5.1.6 In the case of any assignment of this Lease or subletting of the Premises, the Tenant named herein shall be and remain fully and primarily liable for the obligations of Tenant hereunder, notwithstanding such assignment or subletting, including, without limitation, the obligation to pay the Fixed Rent and other amounts provided under this Lease, and the Tenant shall be deemed to have waived all suretyship defenses.
     5.1.7 In addition to the foregoing, it shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Fixed Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting.
5.2 REIMBURSEMENT, RECAPTURE AND EXCESS RENT.
     5.2.1 Tenant shall, upon demand, reimburse Landlord for the reasonable fees and expenses (including legal and administrative fees and costs) incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises, whether or not Landlord agrees thereto, and if Tenant shall fail promptly so to reimburse Landlord, the same shall be a default in Tenant’s monetary obligations under this Lease subject to the applicable grace and cure period set forth in Section 12.1(b).
     5.2.2 If Tenant requests Landlord’s consent to assign this Lease or sublet any portion of the Premises (other than in connection with a Permitted Transfer), Landlord shall have the option, exercisable by written notice to Tenant given within fifteen (15) business days after Landlord’s receipt of Tenant’s notice of its intent to sublet all or any portion of the Premises for the remainder of the Term of this Lease or to assign its interest in this Lease, to (a) terminate this Lease as of the date specified by Landlord, which shall not be less than thirty (30) nor more than one hundred twenty (120) days after the date of such notice of the whole Premises, or (b) terminate this Lease as of the date specified by Landlord, which shall not be less than thirty (30) nor more than one hundred twenty (120) days after the date of such notice, as to the portion Premises in the case of a proposed subletting of a portion Premises for the remainder of the Term of this Lease. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 4.2 at the end of the Term and thereafter, to the extent necessary in Landlord’s good faith judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises (or portion thereof) so as to make such portion a self-contained rental unit with access to common areas, elevators and the like; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant’s use of the remaining portion of the Premises, if any. Fixed Rent and the Rentable Floor Area of the Premises shall be adjusted according to the extent of the Premises for which the Lease is terminated.
     5.2.3 Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of, in the case of an assignment, fifty percent (50%) all of the consideration (or the cash equivalent thereof) therefor and in the case of a subletting, fifty percent (50%) all of any such excess rent. For the purposes of this subsection, the term “rent” shall mean all Fixed Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises including, without limitation, key money, or bonus money paid by the assignee or subtenant to Tenant in connection with such transaction and any payment in excess of fair market value

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for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with any such transaction, but shall exclude any separate payments by Tenant for reasonable attorney’s fees and broker’s commissions, market-based remodeling costs tenant improvement allowances (provided same shall not relate to, or reimburse Tenant for, Tenant’s repair, maintenance and yield-up obligations under this Lease) in connection with such assignment or subletting.
     5.2.4 If the Premises or any part thereof are sublet by Tenant, following the occurrence of a default which has continued beyond the applicable cure period, Landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from such sublessee(s) all rents becoming due to the Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such sublessee(s) to so make all such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between the Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.
     5.2.5 The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
     Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. In the event Tenant shall default in the performance of its obligations under this Lease or Landlord terminates this Lease by reason of a default of Tenant, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.
5.3 CERTAIN TRANSFERS.
     5.3.1 If at any time Tenant’s interest in this Lease is held by a corporation, trust, partnership, limited liability company or other entity, the transfer of a controlling interest in or of the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) shall be deemed an assignment of this Lease, and shall require Landlord’s prior written consent, which consent shall be subject to the standard set forth in Section 5.1.1

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above. The foregoing provisions shall not be applicable so long as the Tenant is a corporation, the outstanding voting stock of which is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another corporation, the voting stock of which is so listed. For the purposes hereof, a “controlling interest” shall mean any transfer that results in the change (whether at one time or in the aggregate) in the effective control over the management of such entity.
     5.3.2 To enable Landlord to determine the ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time promptly after Landlord’s request therefor, (i) if the next to last sentence of subsection 5.3.1 if applicable, proof of listing on a recognized security exchange, or (ii) if the last sentence of subsection 5.3.1 is not applicable, an accurate and complete listing of the holders of its stock, beneficial interests, partnership interests, membership interests or other ownership interests therein as of such request and as of the date of this Lease. Landlord shall use reasonable efforts to keep confidential any information received by Landlord pursuant to this Section 5.3, provided, however, that Landlord shall have the right to disclose any such information to existing or prospective mortgagees, or prospective purchasers of the Building.
     5.3.3 Notwithstanding any other provision of this Section, transactions with an entity (i) into or with which Tenant is merged or consolidated, (ii) to which substantially all of Tenant’s assets are transferred as a going concern, or (iii) which controls or is controlled by Tenant or is under common control with Tenant, shall not be deemed to be an assignment or subletting within the meaning of this Section, provided that in any of such events (1) Landlord receives prior written notice of any such transactions, (2) the assignee or subtenant agrees directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting, (3) in no event shall Tenant be released from its obligations under this Lease, (4) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, and (5) the involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant’s assets occurs, will not result in a reduction of the “Net Worth” of Tenant (or its successor) as hereinafter defined, by an amount equal to such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater. “Net Worth” of Tenant for purposes of this section shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied. The transactions described in this Section 5.3.3 are referred to as “Permitted Transfers” and the assignees of such transactions are referred to as “Permitted Transferees”.
6. CONDITION OF PREMISES AND RESPONSIBILITY FOR REPAIRS
6.1 CONDITION OF PREMISES.
     6.1.1 Subject to Landlord’s obligation to complete the Base Building Work (as described in Exhibit E), Tenant accepts the Premises and the Building in their present “as is” condition, without representation or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof; and Tenant agrees that Landlord has no work to perform in or on the Premises to prepare the Premises for Tenant’s use and occupancy (other than the Base Building Work), and that any and all work to be done in or on the Premises will be performed by Tenant at Tenant’s sole cost and expense (subject to the allowances to be provided by Landlord as described in Exhibit E) in accordance with the terms of this Lease.

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     6.1.2 Landlord agrees to use commercially reasonable, diligent efforts to deliver the Premises to Tenant on or before the Estimated Delivery Date. The actual “Delivery Date” shall be the date Landlord delivers the Premises to Tenant vacant and in broom-clean condition and as otherwise required under this Lease and Exhibit E. In no event shall Landlord be liable to Tenant for any failure to deliver the Premises on the Delivery Date, nor shall such failure give rise to any default or other remedies under this Lease or at law or equity.
     6.1.3 Tenant agrees to accept possession thereof and to proceed with due diligence to perform Tenant’s Improvements, and to install its fixtures, furniture and equipment sufficient to operate and staff the Premises for the Permitted Use. Commencement of Tenant’s Improvements in the Premises shall be conclusive evidence of Tenant’s acceptance of the Premises in satisfactory condition and in full compliance with all covenants and obligations of Landlord in connection therewith, except for those portions the Base Building Work that remains incomplete. Tenant further agrees that, if requested by Landlord, Tenant will furnish Landlord with a written statement that Tenant has accepted the Premises and that Landlord has fully complied with Landlord’s obligations hereunder with respect to delivery of the Premises and the condition thereof. Tenant agrees to furnish to Landlord a Certificate of Occupancy from applicable local authorities prior to the commencing operations of Tenant’s business therein.
6.2 TENANT’S IMPROVEMENTS.
     6.2.1 Tenant shall use commercially reasonable, diligent efforts to substantially complete the Tenant’s Improvements (as that term is defined in the Work Letter) pursuant to the Work Letter no later than eight months (8) after the Delivery Date.
     6.2.2 All components of the Tenant’s Improvements shall be part of the Building, except only for such items as Landlord requires Tenant, in writing, to remove on the expiration or termination of this Lease in accordance with the terms and conditions of Exhibit E.
     6.2.3 Tenant shall have the right to enter the Premises from and after the Delivery Date for the purpose of constructing the Tenant Improvements and installing its furniture, fixtures, equipment and data communications wiring and cabling. Such early entry shall be subject to all of the terms and conditions of this Lease except for the obligation to pay Fixed Rent and Additional Rent, and such occupancy shall not change the termination date. If Tenant is conducting business at the Premises for the Permitted Use, Tenant shall pay Fixed Rent and all other charges provided for in this Lease during the period of such occupancy. Tenant shall be liable for any damages or delays caused by Tenant’s activities at the Premises. Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord’s building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the rules and regulations in effect from time to time.
6.3 REPAIRS TO BE MADE BY LANDLORD.
     6.3.1 Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair consistent with the first-class nature of the Building, the roof (including the roof membrane), exterior walls, structural components and common building systems (including the electrical, mechanical and plumbing systems) of the Building insofar as they affect or serve the Premises and the appurtenant Common Areas of the Building, and to maintain, repair and, as necessary or desirable, replace the HVAC system and equipment serving the Premises, unless installed by or for Tenant. Landlord shall comply with all present and future Laws and Restrictions applicable to the Common Areas of the Building insofar as the same affect Tenant’s use of the Premises. Without limitation, Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the

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doors leading to the Premises, or for any improvements, additions or alterations (including the Tenant’s Improvements) installed by or for the Tenant, or for any plumbing or electrical fixtures located exclusively within the Premises, or for any for any condition in the Premises or the Building caused by any act or neglect of Tenant or any contractor, agent, employee or invitee of Tenant, or anyone claiming by, through or under Tenant. Landlord also agrees to maintain the parking areas, roadways and landscaping on the property surrounding the Building in good order and repair and shall keep the parking areas and roadways reasonably free of snow and ice accumulation. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressed in this Section unless expressly otherwise provided in this Lease. All costs incurred by Landlord in connection with the foregoing obligations shall be included as part of Operating Expenses as and to the extent set forth in Section 8.2 below.
     6.3.2 Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section or elsewhere in this Lease, Landlord has undertaken to make unless: (a) Tenant has given notice to Landlord of the need to make such repairs as a result of a condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and (b) Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice if any repairs are, in fact, necessary; provided, however, the foregoing shall not be construed to alleviate Landlord’s obligations to perform its obligations hereunder in a commercially reasonable manner.
6.4 MAINTENANCE AND REPAIRS TO BE MADE BY TENANT.
     6.4.1 Tenant covenants and agrees that Tenant will keep neat and clean and maintain in good order, condition and repair, the Premises and every part thereof (and any signs or Lighting Systems permitted hereunder) throughout the Lease Term, excepting only those repairs for which Landlord is responsible under the terms of this Lease, damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Premises at the end of the Term in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all Laws and Restrictions and shall, at Tenant’s own expense obtain and maintain in effect all permits, licenses and the like required by applicable law. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to any areas in the Building or Office Park, including the Premises, by Tenant, Tenant’s contractors or Tenant’s agents, employees, invitees, or anyone claiming by, through or under Tenant. Landlord may replace as needed any non-LED bulbs and ballasts in the Premises during the Lease Term at Tenant’s cost and expense, or Landlord may require Tenant to replace the same (and/or LED bulbs), at Tenant’s cost and expense.
     6.4.2 If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant fails, refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be obligated to) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant shall fail to so reimburse Landlord upon demand, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.
6.5 FLOOR LOAD — HEAVY MACHINERY; OCCUPANT DENSITY.
     6.5.1 Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical

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equipment, including safes, which shall be placed so as to distribute the weight on all but the Basement Space, as that portion of the Premises is at ground level. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, not to be unreasonably withheld.
     6.5.2 If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Laws and Regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Tenant shall schedule such moving at such times as Landlord shall require for the convenience of the normal operations of the Building.
     6.5.3 Tenant shall maintain a ratio of not more than one Occupant (as defined below) per square foot of rentable area in the Premises as required by applicable federal, state and local building codes and requirements. Upon request by Landlord, Tenant shall maintain on a daily basis an accurate record of the number of employees, visitors, contractors and other people that visit the Premises (collectively “Occupants”). Landlord shall have the right to audit Tenant’s Occupant record and, at Landlord’s option, Landlord shall have the right to periodically visit the Premises without advance notice to Tenant in order to track the number of Occupants arriving at the Premises. For purposes of this section, “Occupants” shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, employees of Landlord or employees of Landlord’s agents or contractors. Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of electricity, water and other utilities, and additional demand for other Building services.
7. SERVICES; UTILITY CHARGES
7.1 LANDLORD’S SERVICES.
     7.1.1 Landlord covenants during the Term:
(a)	To furnish, through Landlord’s employees or independent contractors, electricity (for lights, convenience receptacles, and normal office machines and equipment in the Premises, subject to Section 7.2 below, and for the Common Areas serving the Premises), heat, air conditioning and ventilation to maintain commercially reasonable temperatures and general cleaning services to the Premises (excepting the Basement Space) and the Common Areas serving the Premises (including the lavatories and the lobbies) to a level customarily provided by operators of first-class buildings such as the Building; it is understood, however, that heat, air conditioning and ventilation and certain other services shall only be furnished during Normal Building Operating Hours.

(b)	To furnish, through Landlord’s employees or independent contractors, additional Building operation services upon reasonable advance request of Tenant at rates from time to time established by Landlord to be paid by Tenant at a level customarily provided by operators of first-class buildings such as the Building provided the same may be reasonably and conveniently provided by Landlord. Tenant hereby agrees to pay to Landlord the cost of such additional services as additional rent promptly after demand by Landlord. Landlord shall have the right from time to time to increase the rates or charges

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for such additional services provided such increase reflects the actual increase in obtaining, providing and/or administering the cost of such services. As of the date of this Lease, the charge for after hours HVAC service is $50.00 per hour each side (East and/or West) for the fourth (4th) floor space and $50.00 per hour per hour for the first (1st) floor space and for the Basement Space.
(c)	To furnish passenger elevator service in common with Landlord and others entitled thereto.

(d)	To provide use of the Building freight elevator and loading area during Normal Building Operating Hours.

(e)	To furnish warm water for lavatory purposes and cold water (at temperatures supplied by the Town of Burlington) for drinking, lavatory and toilet purposes.
     7.1.2 Landlord has made arrangements for the operation of a cafeteria food service facility (the “Cafeteria”) in the Building. The Cafeteria will be available for use by Tenant and its employees, together with others, during its hours of operation and in accordance with any rules and regulations that may be established concerning such use. Charges for food and other services provided at the Cafeteria shall be as determined by Landlord (or the operator of the Cafeteria) from time to time in its sole discretion. It is understood and agreed that all use of the Cafeteria and its facilities shall be at the sole risk of Tenant and the employees using same, and Tenant hereby releases Landlord, and the owner or operator of the Cafeteria, from any liability in connection with such use and indemnifies and holds the Landlord, and the owner or operator of the Cafeteria, harmless from and against any loss, cost, liability, damage or expense occasioned by or in any way related to or arising from the use of the Cafeteria by Tenant or Tenant’s employees or by any other party allowed to use same by Tenant or any of its employees. Landlord reserves the right at any time or from time to time, in its sole discretion, to discontinue the Cafeteria, or alter its size, type, location or serving capacity, or its meals or hours of operation or any other aspect thereof; provided, however, that Landlord agrees to provide food service in the Building in the event no other commercially reasonable food service is offered in the Office Park. Any losses incurred by Landlord in operating the Cafeteria shall be included as part of the Operating Expenses for the Operating Year in which such losses were incurred.
     7.1.3 Landlord has made arrangements for the operation of a fitness center (the “Fitness Center”) in the Building. The Fitness Center will be available for use by Tenant and its employees, together with others so authorized, during its hours of operation and in accordance with any rules and regulations that may be established by Landlord or such operator concerning such use, as the case may be. Although there is not currently such a charge, Landlord reserves the right to implement a charge for the Fitness Center as determined by Landlord (or the operator of the Fitness Center) from time to time in its sole but reasonable discretion. It is understood and agreed that all use of the Fitness Center and its facilities and equipment shall be at the sole risk of Tenant and the employees using same, and, to the maximum extent this agreement may be made effective according to law, Tenant hereby releases Landlord, and the owner or operator of the Fitness Center, from any liability in connection with such use and indemnifies and holds the Landlord, and the owner or operator of the Fitness Center, harmless from and against any loss, cost, liability, damage or expense occasioned by or in any way related to or arising from the use of the Fitness Center by Tenant or Tenant’s employees or by any other party allowed to use same by Tenant (and approved by Landlord or such operator) or any of its employees. Landlord reserves the right at any time or from time to time, in its sole discretion, to discontinue the Fitness Center, or alter its size, type, location or serving capacity, or its hours of operation or any other aspect thereof.

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     7.1.4 All costs incurred by Landlord in connection with foregoing services shall be included as part of the Operating Expenses as and to the extent provided in Section 8.2.
7.2 UTILITY SERVICES AND CHARGES.
     7.2.1 The Tenant shall obtain directly from the supplier or utility company any services (such as telephone service, or should it be separately metered and provided as provided in Section 7.3 below, electrical service) not provided to the Premises by Landlord, and Tenant shall pay all charges therefor when due. If requested by Landlord, Tenant shall promptly provide Landlord with evidence of such payment. If such utility company shall have a lien on the Premises for nonpayment of such charges and Tenant shall fail at any time to make payment of same, without limitation of Landlord’s rights on account of such failure, Tenant shall thereafter, if requested by Landlord, pay to Landlord, when monthly Fixed Rent is next due and thereafter on Landlord’s demand, an amount reasonably estimated by Landlord to be sufficient to discharge any such lien in the event of a further failure of Tenant to pay any such charges when due. Landlord shall hold the amounts from time to time deposited under this Section 7.2 as security for payment of such charges and may, without limitation of remedies on account of Tenant’s failure to make any subsequent payment of such charges, use such amounts for such payments. Such amount or such portion thereof as shall be unexpended at the expiration of this Lease shall, upon full performance of all Tenant’s obligations hereunder, be repaid to Tenant without interest.
     7.2.2 Tenant shall not introduce to the Premises personnel, fixtures or equipment which (individually or in the aggregate) exceed those used by the average office tenant or overload the capacity of the electrical, heating, ventilating and air conditioning, mechanical, plumbing or other utility systems serving the Premises; such capacities shall be deemed overloaded if such use by Tenant exceeds, on a square foot basis, the capacity of such systems; and in no event shall the electrical usage at the Premises exceed 2 watts per square foot. Notwithstanding the foregoing, if Tenant requires electrical capacity for the first (1st) floor portion of the Premises in excess of the Building capacity, Tenant shall have the right to increase the Building capacity in order to accommodate such requirements provided that any such increase shall be an Alteration subject to the provisions of Section 4.2 below. If Tenant uses the Premises or installs fixtures or equipment in such a manner as would so overload said systems, as reasonably determined by Landlord, Tenant shall pay, as additional rent, within 10 days of billing therefor, the cost of providing and installing any additional equipment, facilities or services that may be required as a result thereof, and for any repairs or damage resulting therefrom.
     7.2.3 All costs incurred by Landlord in connection with utility services provided to the Premises shall be included as part of the Operating Expenses.
     7.2.4 Landlord shall not be responsible for any interruption of electricity, oil, water, sewer, telephone, data or other utility or Building services supplied to the Premises but Landlord shall use commercially reasonable and diligent efforts to coordinate with utility providers to reinstate such service. Furthermore, Landlord shall not be liable for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to an interruption of any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.
7.3 ELECTRICAL SERVICE AND ELECTRICAL CHARGE.
     7.3.1 It is understood that the electrical service for the Premises (for lights and convenience outlets) is not currently separately metered from service provided to other rentable spaces and common

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areas of the Building, and so long the Premises (or any portion thereof, including the Basement Space) is not separately metered, Tenant shall pay to Landlord, as additional rent hereunder, within 10 days of being billed therefor, the Electrical Charge (as defined in Section 1.2). Landlord and Tenant each reserves the right, at any time during the Term, to install a monitor or check meter to measure Tenant’s consumption of electricity, in which event Landlord shall calculate the Electrical Charge based on Tenant’s actual usage of electricity, rather than as provided in the previous sentence.
     7.3.2 Landlord may elect to collect the Electrical Charge in monthly estimated payments (as reasonably estimated by Landlord from time to time), due on the same date as monthly Fixed Rent installment payments are due hereunder.
     7.3.3 At any time during the Term, either party may elect, at such electing party’s cost and expense, to cause electrical service to the Premises to be separately metered and provided directly to the Tenant by the utility supplier, in which event (i) Tenant shall make arrangements for such electrical service directly with the utility supplier, and the provisions of subsection 7.2.1 shall be applicable, (ii) Landlord shall permit the Building’s wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to the Premises (pursuant to Section 4.2 and the other applicable terms and conditions of this Lease), (iii) Landlord shall have no further obligations to Tenant with respect to electrical service to the Premises, and (iv) the Electrical Charge shall no longer be due and payable.
8. ADDITIONAL RENT FOR TAXES AND OPERATING EXPENSES
8.1 TENANT’S PAYMENT OF ITS SHARE OF REAL ESTATE TAXES.
     8.1.1 For the purposes of this Section, the following terms shall have the following meaning:
               “Tax Year” shall mean the twelve-month period in use in the Town of Burlington for the purpose of imposing ad valorem taxes upon real property. In the event that such Town changes the period of its tax year, “Tax Year” shall mean a twelve-month period commencing on the first day of such new tax year, and each twelve-month period commencing on the anniversary of such date during the Term of this Lease.
               “Taxes” shall mean all taxes and assessments of every kind and nature imposed, assessed or levied by a governmental authority on the Property, including without limitation all real estate taxes, betterments, assessments (ordinary and extraordinary), water rents, sewer, and other charges. If taxes upon rentals or otherwise pertaining to the Property (including without limitation any tax on rentals or income or any value added tax, so called) shall be substituted, in whole or in part, for the present ad valorem real estate taxes, or shall be assessed in addition thereto, then the term “Taxes” shall include such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with any such additional taxes. The term “Taxes” shall not include any inheritance or estate taxes, or any taxes on income to the extent applicable to Landlord’s net income, or any interest or penalties incurred due to Landlord’s failure to pay Taxes as and when due.
     8.1.2 In the event that the Taxes imposed with respect to the Property shall be greater during any Tax Year (and in the event the Town shall first send estimated tax bills, until a final bill is sent [at which time Tenant’s share of real estate taxes shall be recomputed], real estate taxes shall be such taxes as shown on the estimated tax bill) than the Tax Base (as defined in Section 1.2), Tenant shall pay to Landlord, as additional rent, the amount obtained by multiplying the amount by which the Taxes exceed the Tax Base by a fraction, the numerator of which is the Rentable Floor Area of the Premises (excluding the Basement Space) and the denominator of which is the Rentable Floor Area of the Building (excluding the Basement Space).

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     8.1.3 Landlord shall submit to Tenant a statement setting forth the amount of such additional rent, and within thirty (30) days after the delivery of such statement (whether or not such statement shall be timely), Tenant shall pay to Landlord the payment under subparagraph 8.1.2 above. So long as the Taxes, or any portion thereof, shall be payable in installments, Landlord may submit such statements to Tenant in similar installments. Landlord shall use good faith efforts to provide a statement required by this subparagraph within one hundred eighty (180) days of the end of each Tax Year but in no event shall the failure by Landlord to send any statement required by this subparagraph be deemed to be a waiver of Landlord’s right to receive such additional rent. Any overpayment made by Tenant pursuant to this Section shall be applied against Rent next due, or if the Term shall have ended, promptly refunded to Tenant.
     8.1.4 If the first day of the Tax Year in such Town of Burlington should be changed after the Commencement Date so as to change the twelve-month period comprising the Tax Year, or if the Tax Year shall be a period of time other than twelve months, in determining the additional rent to be paid by Tenant under this Section with respect to the Taxes payable by Tenant for any such Tax Year, including a partial Tax Year, the Tax Amount shall be pro-rated on a per day basis.
     8.1.5 Any betterment assessment, so-called “rent tax” or any other tax levied or imposed by any governmental authority in addition to, in lieu of or as a substitute for real estate taxes, shall nevertheless be deemed to be real estate taxes for the purpose of this Section.
     8.1.6 Tenant’s obligations to pay additional rent under this Section on account of Taxes shall commence on July 1, 2008.
     8.1.7 If Tenant is obligated to pay any additional rent as aforesaid with respect to any Tax Year or fraction thereof during the Term, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Tax Year, estimated monthly tax escalation payments equal to 1/12 of the annualized amount of additional rent payable hereunder for said previous Tax Year (or as otherwise reasonably estimated by Landlord). Estimated monthly tax escalation payments for each ensuing Tax Year shall be made retroactively to the first day of the Tax Year in question.
     8.1.8 In the event that Landlord obtains an abatement, reduction or refund of any Taxes for a Tax Year which Tenant was obligated to pay a share of the increase in Taxes, then Tenant shall receive as a credit against its payment obligations under this Section, its proportionate share of the net proceeds of such abatement, reduction or refund (after deduction of all reasonable costs, including legal and appraisal fees, incurred by Landlord in obtaining the same) but only to the extent and not in excess of any payments made by Tenant for such increase as required under this Section. Landlord shall be under no obligation to seek such an abatement, reduction or refund; provided, Landlord shall act in a commercially reasonable manner in deciding whether to seek and pursue an abatement. To the extent same are not credited as aforesaid, any of Landlord’s reasonable costs (including legal and appraisal fees) incurred in attempting to obtain an abatement, reduction or refund shall be deemed Operating Expenses hereunder. Tenant shall not contest by any proceedings the assessed valuation of Landlord’s Property or any part thereof for purposes of obtaining a reduction of its assessment or of any taxes.
     8.1.9 Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

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8.2 TENANT’S PAYMENT OF ITS SHARE OF OPERATING EXPENSES.
     8.2.1 For the purposes of this Section, the following terms shall have the following meanings:
               “Operating Year” shall mean the calendar year, or such other twelve-month period as Landlord may designate from time to time.
               “Operating Expenses” shall mean all expenses incurred by or attributable to Landlord in operating and maintaining the Building and Lot and their appurtenances, including but without limitation: premiums for fire, casualty, liability, rental interruption and such other insurance as Landlord may from time to time maintain with respect to the Lot and Building; security expenses; compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, or cleaning of the Building, the common areas of the Lot on which the Building is located and the other Common Areas of the Office Park; steam, water, sewer, electric, gas, telephone and other utility charges not billed directly to tenants by Landlord or the utility; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both and care of landscaping and irrigation systems; the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby; the cost of installing intrabuilding network cabling (“INC”) and maintaining, repairing, securing and replacing existing INC; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and said common areas (which payments may be to affiliates of Landlord); all other expenses paid in connection with the operation, cleaning, maintenance and repair of the Building and said common areas, or either; the amortized portion, properly attributable to the Operating Year in question, of the cost, based on the useful life thereof and an interest rate thereon as reasonably determined by Landlord, of any capital repairs, improvements or replacements made to the Building or the Property, by Landlord which in Landlord’s good faith belief (a) with respect to capital improvements, are anticipated to result in a reduction in (or minimize increases in) Operating Expenses, (b) that are required to comply with present or anticipated conservation programs, (c) that are required under any governmental law or regulation enacted after or coming into applicability after the date of this Lease, or (d) are necessary to enhance Building systems, life safety or improve security measures at the Property; and a management fee based on a percentage of the gross rentals of the Building (reasonably consistent with fees charged by third-party property managers providing reasonably comparable services in the metropolitan Boston market). The Operating Expenses shall also include the Building’s share (as reasonably determined and allocated by Landlord) of: (i) the costs incurred by Landlord in operating, maintaining, repairing, insuring and paying real estate taxes upon any common facilities of the Office Park (including, without limitation, the common facilities from time to time serving the Lot or Building in common with other buildings or parcels of land), such as any so-called “loop” access roads, retention ponds, sewer and other utility lines, amenities and the like; (ii) shuttle bus service (if and so long as Landlord shall provide the same); (iii) the actual or imputed cost of the space occupied by on-the-grounds building attendant(s) and related personnel and the cost of administrative and or service personnel whose duties are not limited solely to the Building and/or the Lot, as allocated to the Building and/or Property by Landlord; and (iv) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among Office Park property owners.
     8.2.2 If, during any Operating Year (including the Operating Year used for determining the Base Operating Expenses), less than 100% of the rentable area of the Building is occupied, the Operating

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Expenses shall be equitably adjusted by Landlord, on an item by item basis, as appropriate, to reflect Operating Expenses based on 100% occupancy.
     8.2.3 In determining the Base Operating Expenses, there shall be excluded from the Operating Expenses for said Operating Year any non-recurring capital expenditures. In addition, “Operating Expenses” shall not include any of the following items: (a) reserves of any kind; (b) ground lease rental; (c) costs incurred by Landlord for repair or restoration in the case of a casualty or taking to the extent that Landlord is reimbursed by insurance or condemnation proceeds (or would have been reimbursed had Landlord carried the insurance required to be covered hereunder); (d) repair and related costs, including permit, license and inspection costs incurred with respect to the installation of improvements made for other tenants or occupants or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other tenants or occupants; (e) attorneys’ fees, leasing commissions and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (f) expenses in connection with services or benefits offered to other tenants which are not offered to Tenant; (g) interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering all or any portion of the Building or the Lot; (h) advertising and promotional expenditures in connection with leasing the Building; (i) electric power and any other utility costs for which any tenant or occupant directly contracts with the local public service company; (j) charitable or political contributions; (k) any charges for depreciation of the Building; (l) any charge for Landlord’s income taxes, excess profit taxes, or franchise taxes or related to a sale or transfer of the Building or any interest therein; (m) the cost of any electric current or other utility furnished to any vacant leaseable area of the Building; (n) Landlord’s general corporate overhead and any general administrative charges added to the total Operating Expenses; (o) the cost of any item which is reimbursed to Landlord by other tenants or third parties; (p) the costs or expenses relating to the remediation of a Hazardous Matter on the Lot; and (q) capital repairs, improvements and replacements except to the extent permitted in Section 8.2.1 above.
     8.2.4 After the expiration of each Operating Year, Landlord shall furnish Tenant with a statement setting forth the Operating Expenses for such Operating Year. Landlord shall use good faith efforts to provide a statement required by this subparagraph within one hundred eighty (180) days of the end of each Operating Year but in no event shall the failure by Landlord to send any statement required by this subparagraph be deemed to be a waiver of Landlord’s right to receive such additional rent. Such statement shall be accompanied by a computation of the amount, if any, of the additional rent payable to Landlord pursuant to this Section, or the amount, if any, of additional rent overpaid by Tenant pursuant to this Section.
     8.2.5 In the event the Operating Expenses during any Operating Year shall be greater than the Base Operating Expenses (as defined in Section 1.2), Tenant shall pay to Landlord, as additional rent, the amount obtained by multiplying the amount by which the Operating Expenses exceed the Base Operating Expenses by a fraction, the numerator of which is the Rentable Floor Area of the Premises (excluding the Basement Space) and the denominator of which is the Rentable Floor Area of the Building (excluding the Basement Space).
     8.2.6 Said additional rent shall, with respect to the Operating Years in which the Commencement Date and end of the Term of this Lease fall, be pro-rated on a per day basis. If Landlord shall change its Operating Year, appropriate adjustment shall be made for any Operating Year less than or greater than twelve-months which may result.
     8.2.7 Any additional rent payable by Tenant under this Section shall be paid within thirty (30) days after Landlord has furnished Tenant with the statement described above. Any overpayment made by

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Tenant pursuant to this Section shall be applied against Rent next due, or if the Term shall have ended, promptly refunded to Tenant.
     8.2.8 Tenant’s obligations to pay additional rent under this Section on account of Operating Expenses shall commence on January 1, 2008.
     8.2.9 If with respect to any Operating Year or fraction thereof during the Term, Tenant is obligated to pay any additional rent as aforesaid, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Operating Year, estimated monthly operating escalation payments equal to 1/12th of the amount of additional rent payable hereunder for said previous Operating Year (or as otherwise reasonably estimated by Landlord). Estimated monthly operating escalation payments for each ensuing Operating Year shall be made retroactively to the first day of the Operating Year in question.
     8.2.10 Landlord shall permit Tenant, at Tenant’s expense and during normal business hours, but only one time with respect to any Operating Year, to review Landlord’s invoices and statements relating to the Operating Expenses for the applicable Operating Year for the purpose of verifying the Operating Expenses and Tenant’s share thereof; provided that notice of Tenant’s desire to so review is given to Landlord not later than sixty (60) days after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Any Operating Expenses statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (i) Tenant duly requests such review within such sixty (60)-day period, and (ii) within 3 months after such review request, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default under the Lease. The accountant conducting the review s shall not be compensated based upon a percentage of overcharges it discovers or otherwise be based on a contingent fee based on any discovered overcharge. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. Tenant agrees that the results of any Operating Expense review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity except as may be reasonably required to enable Tenant to recover any overcharges discovered by Tenant. If such Operating Expenses review shall conclusively determine that Landlord’s determination of Operating Expenses was (x) overstated, or (y) understated, then in the case of (x) Landlord shall credit the difference against monthly installments of Rent next thereafter coming due (or refund the difference if the Lease Term has ended and Tenant has no further obligation to Landlord), or in the case of (y) Tenant shall pay to Landlord the amount of such excess. The cost of each such review shall be borne by Tenant unless two (2) such reviews for consecutive Operating Years conclusively determine that Landlord’s determination of Operating Expenses were overstated for each such Operating Year by more than eight percent (8%) in the aggregate (for each Operating Year) in which event the reasonable cost for such reviews shall be borne by Landlord. Tenant shall provide Landlord with a true and complete copy of any written report, conclusion or statement prepared by the accountant conducting the review. Landlord’s and Tenant’s obligation under this subsection shall survive the expiration of the Term or earlier termination of this Lease.
9. INDEMNITY AND INSURANCE
9.1 INDEMNITY.
     9.1.1 To the maximum extent this agreement may be made effective according to law, Tenant shall indemnify and save harmless Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and

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mortgagees) from and against all claims of whatever nature arising from: (i) any act, omission or negligence of Tenant, or Tenant’s contractors, licensees, invitees, agents, servants or employees (“Tenant’s Agents”), or any default or failure to perform an obligation by Tenant hereunder; or (ii) any accident, injury, damage or loss whatsoever caused to any person or property during the Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, and occurring in the Premises, or arising out of the use and occupancy of the Premises by Tenant and Tenant’s Agents; or (iii) any accident, injury, damage or loss occurring outside of the Premises, where such accident, injury, damage or loss results or is claimed to have resulted from the act, omission or negligence of Tenant or Tenant’s Agents. Tenant’s obligations hereunder shall include any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.
     9.1.2 This indemnity and hold harmless agreement set forth in Section 9.1.1 above shall include indemnity against all costs, expenses and liabilities reasonably incurred in or in connection with any such claim or proceeding brought thereon and providing a defense, with counsel reasonably satisfactory to Landlord, at Tenant’s sole expense, within ten (10) days after written demand from Landlord, of any claims, action or proceeding arising out of or relating hereto whether or not litigated or reduced to judgment and whether or not well founded.
     9.1.3 To the maximum extent this agreement may be made effective according to law, Landlord shall indemnify and save harmless Tenant (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors and attorneys) from and against all claims of whatever nature arising from any negligence or willful misconduct of Landlord, or Landlord’s contractors, licensees, invitees, agents, servants or employees (“Landlord’s Agents”), or any default or failure to perform an obligation by Landlord hereunder. Landlord’s obligations hereunder shall include any other matters for which Landlord has agreed to indemnify Tenant pursuant to any other provision of this Lease.
     9.1.4 This indemnity and hold harmless agreement set forth in Section 9.1.3 above shall include indemnity against all costs, expenses and liabilities reasonably incurred in or in connection with any such claim or proceeding brought thereon and providing a defense, with counsel reasonably satisfactory to Tenant, at Landlord’s sole expense, within ten (10) days after written demand from Tenant, of any claims, action or proceeding arising out of or relating hereto whether or not litigated or reduced to judgment and whether or not well founded. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to indemnify Tenant for any costs, expenses and liabilities incurred as a result of Tenant’s or Tenant’s Agent’s negligence or intentionally wrongful acts.
9.2 INSURANCE.
     9.2.1 Tenant shall obtain and keep in force and effect during the Term, at its own cost and expense, commercial general liability and property damage insurance, on an occurrence basis, including a contractual liability endorsement and host liquor liability coverage, such insurance to afford protection in an amount of not less than $5,000,000 for injury, death, property damage or other loss arising out of any one occurrence, protecting Tenant as insured, and naming Landlord, Landlord’s mortgagees, property managers and managing agents as additional insureds, against any and all claims for bodily injury, personal injury, death, property damage or other loss occurring in, upon, adjacent to or connected with the Premises or any part thereof and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. Landlord may from time to time during the Term increase the coverages required of Tenant

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hereunder to that customarily carried in the area in which the Premises are located on property similar to the Premises.
     9.2.2 Tenant further agrees to maintain: (i) workers’ compensation and employers’ liability insurance with a limit of liability as required by law to be maintained; (ii) employer’s liability insurance with a minimum limit of coverage of Two Million Dollars ($2,000,000); (iii) so called “Special Form” insurance coverage for all Alterations made by Tenant (including Tenant’s Improvements), its contents, furniture, furnishings, equipment, improvements, fixtures and personal property located at the Premises providing protection in an amount equal to one hundred percent (100%) of the replacement cost basis of said items; and (iv) business interruption and extra expense insurance coverage(s) reasonably satisfactory to Landlord. If this Lease is terminated as the result of a casualty in accordance with Section 11, the proceeds of said insurance attributable to the replacement of all tenant improvements installed at the Premises by Landlord or at Landlord’s cost shall be paid to Landlord.
     9.2.3 The insurance required hereunder shall be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in Massachusetts, with a general policyholder’s rating of not less than A- and financial rating of not less than Class XIII (as rated in the most current Best’s Insurance Reports), which company shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor, and upon failure to pay all premiums and charges (and without limiting any other remedies on account thereof), Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event, Tenant agrees to pay the amount thereof to Landlord on demand, as additional rent hereunder.
     9.2.4 Tenant shall cause each of its insurers to agree that each such insurer shall endeavor to give Landlord not less than thirty (30) days’ notice prior to canceling any of the insurance coverages required hereunder. Prior to the Commencement Date, appropriate certificates evidencing such insurance coverages shall be deposited with the Landlord and Landlord, upon reasonable written request, shall be provided with copies of the insurance policies providing the coverage(s) required hereunder. Any renewals, replacements and endorsements shall also be deposited with Landlord, in the case of renewals, same shall be so deposited at least 30 days prior to the expiration of the prior policy.
9.3 TENANT’S RISK.
To the maximum extent this Agreement may be made effective according to law, Tenant agrees its use and occupancy of the Premises shall be at Tenant’s sole risk; and Landlord shall have no responsibility or liability for any loss of or damage to furniture, fixtures, equipment or other personal property of Tenant for any reason whatsoever; and Landlord shall not be responsible or liable for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, water, gas, sewer or steam pipes, sprinklers, and from roof leaks and the like. The provisions of this Section shall be applicable from and after the execution of this Lease, and until the end of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.
9.4 INJURY CAUSED BY THIRD PARTIES.
To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of any third parties, including without limitation persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building, or otherwise.

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9.5 LANDLORD’S INSURANCE.
Landlord shall maintain and keep in effect throughout the Term of this Lease (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or “special form” insurance in commercially reasonable amounts, or such other coverages, amounts and/or endorsements as Landlord determines in its sole but good faith judgment, (b) commercial general liability insurance in amounts determined by Landlord in its sole but good faith judgment, and (c) such other insurance coverages and policies as Landlord determines in its sole but good faith judgment. Any such coverages may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such commercially reasonable deductibles as Landlord may elect in its reasonable discretion. The cost of all such insurance shall be included as part of Operating Expenses.
10. LANDLORD’S ACCESS TO PREMISES
10.1 LANDLORD’S RIGHT OF ACCESS.
Landlord shall have the right to enter the Premises at all reasonable business hours upon reasonable notice and after normal business hours upon reasonable notice (except in the case of emergency or for scheduled and routine services such as janitorial service for which no notice shall be required) for the purpose of inspecting or making repairs to the same (or to the Building), and Landlord shall also have the right to make access available at all reasonable hours upon reasonable prior notice to prospective or existing mortgagees or purchasers of any part of the Building.
10.2 EXHIBITION OF SPACE TO PROSPECTIVE TENANTS.
For a period of 12 months prior to the expiration of the Lease Term, and during any period in which Landlord is considering exercising its recapture rights (as provided in Section 5.2), or after Landlord has exercised same, Landlord may (subject to the notice requirements set for in Section 10.1 above) have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants, and may post suitable notice on the Premises advertising the same for rent.
10.3 KEYS.
Landlord shall have the right to retain keys and electric codes or card keys to the locks and card key access systems and other security systems on the entry doors to the Premises and all interior doors at the Premises.
11. FIRE, EMINENT DOMAIN, ETC.
11.1 FIRE OR OTHER CASUALTY.
     11.1.1 If the Premises or the Building are damaged in whole or in part by any fire or other casualty (a “casualty”), the Tenant shall immediately give notice thereof to the Landlord. Unless this Lease is terminated as provided herein, the Landlord, at its own expense (except for any insurance deductibles, which shall be deemed Operating Expenses), and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall repair and reconstruct the same so as to restore the Premises (but not any alterations or additions made by or for Tenant or any trade fixtures, equipment or personal property of Tenant) to substantially the same condition they were in prior to the casualty, subject to zoning and building laws then in effect.

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Notwithstanding the foregoing, in no event shall Landlord be obligated either to repair or rebuild if the damage or destruction results from an uninsured casualty or if the costs of such repairing or rebuilding exceeds the amount of the insurance proceeds (net of all costs and expenses incurred in obtaining same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. .
     11.1.2 The Landlord shall, within 45 days after the occurrence of a casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as provided herein; if such estimate is for a period of more than 270 days from the occurrence of the casualty (or during the last 18 months of the Term, for a period of more than 90 days), the Premises shall be deemed “substantially damaged”. If the Premises or the Building are substantially damaged, Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within 60 days of the date of such casualty; and if the Premises or the Building are substantially damaged, and if as a result the Premises are rendered untenantable for the Permitted Use, then Tenant may terminate this Lease by giving Landlord written notice of such termination within 60 days of the date of such casualty. Landlord shall exercise its rights hereunder in good faith. In addition, if Landlord commences restoration of the Premises and such restoration is not complete within 270 days from the occurrence of such casualty, Tenant may terminate this Lease upon not less than thirty (30) days notice by giving Landlord written notice of such termination within 30 days after the expiration of said 270-day period; provided however, it Landlord substantially completes such restoration within such thirty (30) — day period such termination shall be void and of no further force or effect.
     11.1.3 For so long as such damage results in material interference with the operation of Tenant’s use of the Premises which material interference causes Tenant to be unable to use the Premises, the Fixed Rent and additional rent payable by Tenant shall abate or be reduced proportionately for the period, commencing on the day following such material interference and continuing until the Premises has been substantially restored. Notwithstanding the foregoing, if such casualty was due to the fault or neglect of Tenant or Tenant’s employees, contractors or agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.
     11.1.4 If the Premises are damaged by a casualty, and the Lease is not terminated as provided herein, the Tenant, at its own expense, and proceeding with all reasonable dispatch, shall repair and reconstruct all of the improvements, alterations and additions made to the Premises by or for Tenant, including the Tenant’s Improvements, and any trade fixtures, equipment or personal property of Tenant which shall have been damaged or destroyed.
11.2 EMINENT DOMAIN.
     11.2.1 In the event of any condemnation or taking in any manner for public or quasi-public use, which shall be deemed to include a voluntary conveyance in lieu of a taking (a “taking”) of the whole of the Property, this Lease shall forthwith terminate as of the date when Tenant is required to vacate the Premises.
     11.2.2 Unless this Lease is terminated as provided herein, the Landlord, at its own expense, and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall restore the remaining portion of the Premises (but not any alterations or improvements made by or for Tenant, including the Tenant’s Improvements, or any trade fixtures, equipment or personal property of Tenant) and the necessary portions of the Property as nearly as practicable to the same condition as it was prior to such taking, subject to zoning and building laws then in effect. Notwithstanding the foregoing, Landlord’s obligation to restore the remaining portion of the

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Premises shall be limited to the extent of the condemnation proceeds (net of all costs and expenses incurred in connection with same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in restoring the Premises.
     11.2.3 In the event that only a part of the Premises or the Property shall be taken, then, if such taking is a substantial taking (as hereinafter defined), either Landlord or Tenant may by delivery of notice in writing to the other within 60 days following the date on which Landlord’s title has been divested by such authority, terminate this Lease, effective as of the date when Tenant is required to vacate any portion of the Premises or appurtenant rights. A “substantial taking” shall mean a taking which: requires restoration and repair of the remaining portion of the Property that cannot in the ordinary course be reasonably expected to be repaired within 180 days; results in the loss of reasonable access to the Premises; results in the loss of more than 25% of the rentable floor area of the Premises; or results in loss of parking or of facilities in the Building and Landlord reasonably determines it is not practical to relocate such parking or relocate and reconnect such facilities within the remaining Building or Property.
     11.2.4 If this Lease is not terminated as aforesaid, then this Lease shall continue in full force and effect, provided if as a result of which there is material interference with the operation of Tenant’s use of the Premises, then the Fixed Rent and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.
     11.2.5 Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Lot, and the leasehold interest hereby created (including any award made for the value of the estate vested by this Lease in Tenant), and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign, to Landlord all rights to such damages of compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant’s personal property, the unamortized value of any Alterations (excluding any portion of the Tenant Improvements paid for by Landlord) and for relocation expenses and business losses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.
12. DEFAULT
12.1 TENANT’S DEFAULT.
The following shall be deemed to be defaults hereunder:
(a)	Tenant’s failure to pay Fixed Rent or monthly installments of additional rent on or before the third (3rd) business day following Landlord’s written notice to Tenant of such failure; provided if Landlord has given two (2) prior notices of any such failure (under subsection (a) or (b) hereunder) in any twelve (12) month period, then Tenant shall be in default hereunder if any such failure continues after the first (1st) day of each month; or

(b)	Tenant’s failure to pay additional rent (except monthly installments thereof) or any other charges for which provision is made herein on or before the third (3rd) business day following Landlord’s written notice to Tenant of such failure; provided if Landlord has given two (2) prior notices of any such failure (under subsection (a) or (b) hereunder) in any twelve (12) month period, then Tenant shall be in default hereunder if any such failure continues after the first (1st) day of each month; or

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(c)	Tenant’s failure to perform or observe any other covenants, terms or conditions contained in this Lease, which failure is not cured within 30 days after notice from Landlord thereof; provided, however, that if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence (but in any event within one hundred twenty (120) days) after Landlord’s notice thereof; or

(d)	If the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors and not dismissed within thirty (30) days, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other-similar officer shall be appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted and such matter is not dismissed within thirty (30) days, or if Tenant shall file a petition for such reorganization or for arrangements under any provision of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts (references herein to Tenant shall include any guarantor of Tenant’s obligations hereunder); or

(e)	The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information; or

(f)	If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant; or

(g)	If Tenant’s obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis.
12.2 REMEDIES.
     12.2.1 In the event any default shall occur (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or notice: enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate, and expel Tenant and those claiming through or under Tenant and remove its or their effects without being guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant; and, with or without making such entry as aforesaid, Landlord shall have the right, by suitable notice to Tenant, forthwith to terminate this Lease.
     12.2.2 Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings or otherwise, and notwithstanding any such termination, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for

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the whole thereof. Tenant shall also be liable for the cost of any other amounts due to Landlord as a result of any Tenant’s Improvements including the unamortized costs of same and any unamortized construction management fees or costs relating thereto. In the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the premises (including, without limitation, remodeling and repair costs, brokerage fees, advertising costs, inspection fees, free rent and rental concessions, tenant allowances, and attorneys’ fees and costs, and the like), and in collecting the rent in connection therewith, in the following manner:
Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period, nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.
As an alternative, at the election of Landlord, Tenant will upon such termination, pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the term. For the purposes of this Section, if Landlord elects to require Tenant to pay damages in accordance with this subsection, the total rent shall be computed by assuming that Tenant’s share of additional rent would be, for the balance of the unexpired term, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.
     12.2.3 In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section, Landlord may, by written notice to Tenant, at any time after termination of this Lease or repossession of the Premises, elect to recover, and Tenant shall thereupon pay, Liquidated Damages. “Liquidated Damages” shall be equal to (a) the aggregate of the Fixed Rent and additional rent accrued in the twelve months ended next prior to such termination or repossession (but not more that the Fixed Rent and additional rent due for the then remainder of the Term); plus (b) the amount of rent of any kind and the remaining unamortized cost of any Tenant’s Improvements accrued and unpaid at the time of termination or repossession. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.
     12.2.4 Without limiting any of Landlord’s rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that Landlord shall be entitled to recover from Tenant all costs and expenses, including reasonable attorney’s fees incurred by Landlord in enforcing this Lease from and after Tenant’s default.

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12.3 INTEREST ON LATE PAYMENTS.
If any payment of Fixed Rent, additional rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) the annual prime rate announced, from time to time, by the largest commercial bank in Boston, Massachusetts plus 5%, compounded monthly, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder and be payable upon demand therefor by Landlord.
12.4 LANDLORD’S DEFAULT.
Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within 30 days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Notwithstanding the foregoing, Landlord shall use good faith efforts to perform its repair and maintenance obligations in a commercially reasonable time frame. It is the express understanding and agreement of the parties and a condition of Landlord’s agreement to execute this Lease that in no event shall Tenant have the right to terminate this Lease or seek an abatement to or offset from Fixed Rent or Additional Rent as a result of Landlord’s default, but Tenant shall be entitled to seek all other remedies, at law or equity, as a result of such default. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord ever be liable for punitive, special or consequential damages arising out any act, omission or default by Landlord (or any party for whom Landlord is responsible). This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event (as defined below), and the time for Landlord’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within eighteen (18) months after the date of, or the date Tenant should have reasonably had notice of, the inaction, omission, event or action that gave rise to such claim, demand, right or defense. As used herein, a “Force Majeure Event” shall be any delay caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control.
12.5 COSTS OF ENFORCEMENT.
Landlord and Tenant shall each pay all reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by the other party in enforcing the other party’s obligations or its rights under this Lease, provided such other party prevails in enforcing such obligations or rights, such costs not to accrue for the purposes hereof until the expiration of any notice and cure period with respect to such default.
12.6 BANKRUPTCY AND INSOLVENCY.
If the estate created hereby shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or if any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of Tenant’s property for the benefit of creditors (and as to such matters involuntarily taken against Tenant, Tenant has not within sixty (60) days thereof obtained a release or discharge therefrom), then this Lease may be canceled at the option of Landlord. If,

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as a matter of law, Landlord has no right upon the bankruptcy of Tenant to terminate this Lease then, the rights of Tenant, as debtor, or its trustee, shall be deemed abandoned or rejected unless Tenant, as debtor, or its trustee, (a) within sixty (60) days after the date of the order for relief under Chapter 7 of the Bankruptcy Code or sixty (60) days after the date the petition is filed under Chapter 11 of the Bankruptcy Code assumes in writing the obligations under this Lease, (b) cures or adequately assures the cure of all defaults existing under this Lease on Tenant’s part within such sixty (60) days, and (c) furnishes adequate assurance of future performance of the obligations of Tenant under this Lease. Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the costs of such cure. Adequate assurance of future performance of the Tenant’s obligations under this Lease means increasing the letter of credit amount by an amount equal to six (6) Monthly Installments of Fixed Rent.
Tenant shall not be permitted to assume and assign this Lease in connection with any bankruptcy or insolvency proceedings without full and complete compliance with the following provisions: (a) Landlord is provided with the following information regarding the party desiring to assume the Lease (“Assumptor”) which Landlord in its sole and absolute discretion deems sufficient (1) organizational information regarding the Assumptor (2) audited financial statements for the three (3) most recent fiscal years, and (3) such other information as Landlord deems appropriate, (b) Landlord determines that the use of the Demised Premises by the intended Assignee is compatible with the character of the Building, (c) all existing defaults under this Lease are cured at least ten (10) days prior to any hearings in connection with Tenant’s request to assume and assign the Lease, (d) the Assumptor at any such hearing provides adequate assurance of its future performance of the Lease as determined by Landlord in its sole and absolute discretion, which adequately assurance shall include at least the following: (1) posting of additional letter of credit equal to six (6) Monthly Installments of Fixed Rent, if such was not already posted by Tenant, (2) paying in advance to Landlord the next six (6) Monthly Installments of Fixed Rent, or posting an irrevocable letter of credit for such amount, (3) establishing with Landlord an escrow in advance for the full cost of all real estate taxes, and insurance, as required under the Lease for the next twelve (12) months of the Lease and thereafter on an annual basis in advance, (4) providing Landlord with an unconditional continuing guarantee of the Lease executed by the owners or officers of the Assumptor as determined by Landlord in its sole and absolute discretion, and (5) the Assumptor executes a written agreement assuming the Lease and such Lease amendments as are necessary, which agreements and amendments are satisfactory to Landlord in its sole and absolute discretion.
12.7 LIMITATIONS ON ENFORCEMENT
Notwithstanding any other provision of this Lease to the contrary, in no event shall Tenant be liable for any punitive, indirect, special or consequential damages suffered by Landlord arising from Tenant’s default under or breach of this Lease; provided, however, that the foregoing limitation on damages shall in no event apply to Tenant’s failure to comply with, or breach of, Sections 13.15, 13.16, 13.21 and 13.23, in which event Landlord shall have recourse to all rights and remedies available under this Lease, at law or equity with no such limitation on damages. Except for any of Tenant’s monetary obligations under this Lease, this Lease and the obligations of Landlord hereunder shall not be affected or impaired because Tenant is unable to fulfill any of its non-monetary obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for the other Tenant’s performance shall be extended for the period of any such delay.
13. MISCELLANEOUS PROVISIONS
13.1 EXTRA HAZARDOUS USE.
Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises or the Property, or bring in anything or keep anything therein which shall increase the rate of

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insurance on the Premises or on the Property above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom which shall be due and payable as additional rent hereunder.
13.2 WAIVER.
     13.2.1 Failure on the part of Landlord or Tenant to complain of any action or nonaction on the part of the other, no matter how long the same may continue, shall never be a waiver by Landlord or Tenant of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and, a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.
     13.2.2 No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. In no event shall Tenant ever be entitled to receive interest upon, or any payments on account of earnings or profits derived from any payments hereunder by Tenant to Landlord.
13.3 COVENANT OF QUIET ENJOYMENT.
Tenant, upon payment of the rent and the observing, keeping and performing all of the covenants, terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to that of Tenant, subject, however, to the rights of the holders of mortgages on the Property, and subject to the terms and conditions of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied.
13.4 LANDLORD’S LIABILITY.
     13.4.1 It is understood and agreed that the obligations, covenants or liabilities of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors only with respect to breaches occurring during Landlord’s and Landlord’s successors’ respective ownership of Landlord’s interest hereunder. Further, Tenant specifically agrees to look solely to Landlord’s then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor and their respective officers, directors, stockholders, partners, managers, members, beneficial owners, trustees, employees, agents, contractors, attorneys, and mortgagees), shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not limit, any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or any action not involving the personal liability of Landlord (original or successor) or not involving any claim in monetary damages from Landlord’s assets other than a claim limited to Landlord’s equity interest aforesaid in the Building.

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     13.4.2 With respect to any services, including, without limitation, electric current or water to be furnished by Landlord to Tenant, or obligations to be performed by Landlord hereunder, Landlord shall in no event be liable for failure to furnish or perform the same when (and the date for performance of the same shall be postponed so long as Landlord is) prevented from doing so by a Force Majeure Event or for any cause due to any act or neglect of Tenant or Tenant’s Agents.
13.5 NOTICE TO MORTGAGEE AND GROUND LESSOR.
After receiving written notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord. For the purposes of this Lease, the term “mortgage” includes a mortgage on a leasehold interest of the Landlord (but not one on Tenant’s leasehold interest).
13.6 ASSIGNMENT OF RENTS.
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:
(a)	that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

(b)	that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof, be treated as an assumption by operation of law or otherwise of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller. For all purposes such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.
13.7 MECHANIC’S LIENS.
Tenant agrees immediately to discharge (either by payment or by the filing of the necessary bond, or otherwise) any mechanics’, materialmen’s or other lien or encumbrance against the Premises and/or Landlord’s interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises. If Tenant shall fail to so discharge such lien or encumbrance then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge same (either by payment or by filing of the necessary bond or otherwise) and any amount paid by Landlord for any of the aforesaid purposes, and all actual and legal and other expenses of Landlord,

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including actual counsel fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the rate set forth in Section 12.3 from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as additional rent.
13.8 NO BROKERAGE.
Tenant warrants and represents that Tenant has not dealt with any broker other than the Brokers, named in Section 1.2 hereof, in connection with the consummation of this Lease, and in the event any claim is made against the Landlord relative to dealings with brokers other than the Brokers, Tenant shall defend the claim against Landlord with counsel of Landlord’s selection and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of any such claim. Landlord warrants and represents that Landlord has not dealt with any broker other than the Brokers, named in Section 1.2 hereof, in connection with the consummation of this Lease, and in the event any claim is made against Tenant relative to dealings with brokers other than the Brokers, Landlord shall defend the claim against Tenant with counsel of Tenant’s selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of any such claim. Landlord shall be responsible for any commission due the Brokers in connection with this Lease.
13.9 INVALIDITY OF PARTICULAR PROVISIONS.
If any term or provision of this Lease or the application thereof to and person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
13.10 PROVISIONS BINDING, ETC.
Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons are named as Tenant herein, each of such persons shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Section 5 hereof.
13.11 RECORDING.
Tenant agrees not to record the within Lease, but, if required by applicable law in order to protect Tenant’s interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

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13.12 NOTICES.
Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be deemed duly given if sent either (i) by registered or certified mail, postage prepaid, return receipt requested, or (ii) by overnight mail service as provided by the U.S. mail or by a nationally recognized private common carrier with provisions for receipt of delivery, or (iii) by hand, and addressed as follows:
(a)	If intended for Landlord, addressed to Landlord at the Present Mailing Address of Landlord (as set forth in Section 1.2 of this Lease) with a copy to Sherin and Lodgen LLP, 101 Federal Street, Boston, Massachusetts 02110 Attn: Robert M. Carney (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

(b)	If intended for Tenant: if given prior to the Commencement Date, addressed to Tenant at the Present Mailing Address of Tenant (as set forth in Section 1.2 of this Lease) with a copy to Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard Boston, Massachusetts 02210-2600 Attn: John D. Patterson (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice); and if given after the Commencement Date, addressed to Tenant at the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).
All such notices shall be effective when delivered in hand, or when deposited in the United States mail within the continental United States or when sent by overnight mail.
13.13 WHEN LEASE BECOMES BINDING.
Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.
13.14 PARAGRAPH HEADINGS.
The section and paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.
13.15 RIGHTS OF MORTGAGEE.
This Lease shall be subordinate to any existing mortgage currently encumbering the Premises and to any and all advances made or to be made thereunder and any extensions, renewals or modifications thereof,

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unless the holder of such mortgage elects to cause the Lease to be superior to such mortgage. This Lease shall be subordinate to any future mortgages or ground leases from time to time encumbering the Premises, executed or delivered subsequent to the date of this Lease and to any and all advances made or to be made thereunder and any extensions, renewals or modifications thereof (unless the holder or ground lessor elects to cause the Lease to be superior to such mortgage or ground lease), provided such mortgagee or ground lessor enters into an agreement (upon such terms as are customarily required by institutional lenders) recognizing Tenant under this Lease and providing that in the event of a foreclosure Tenant shall remain undisturbed under this Lease if Tenant is not in default (after applicable notice and grace periods) under any of the terms and conditions of this Lease (a “nondisturbance agreement”). Tenant agrees to execute such instruments of subordination in confirmation of the foregoing agreement as such holder may request within ten (10) business days of receipt thereof. Tenant hereby acknowledges and agrees that Landlord’s ability to obtain a nondisturbance agreement from Tenant is an important component of Landlord’s ability to finance, sell and/or obtain investors for the Project and, accordingly, at Landlord’s option, Tenant’s failure to execute and deliver such subordination agreement within the foregoing time frame shall be an immediate default of Tenant’s obligations under this Lease and shall entitle Landlord to exercise any of its rights or remedies under this Lease without further notice or demand in the event such failure continues for three (3) business days after notice of such failure. Landlord agrees to use reasonable efforts to obtain a nondisturbance agreement from the holder of the existing mortgage on the Premises.
13.16 STATUS REPORT.
Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees, purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will within 10 business days of such request furnish to Landlord, or the holder of any mortgage encumbering the Premises, or such other party, as the case may be, a statement in form provided by Landlord, of the status of any matter pertaining to this Lease, including, without limitation:
(a)	That the Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect, as modified and stating any such modification;

(b)	Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, agreements, covenants and conditions of this Lease and any modifications thereof on the part of Tenant to be performed or complied with, and if so, specifying the same;

(c)	The date to which Fixed Rent and all additional rent and other charges have been paid; and

(d)	Any other matters reasonably requested by the Landlord or such other party.
Any statement furnished pursuant to this Section may be relied upon by Landlord, any mortgagee or ground lessee, any purchaser, or by any other third party interested in the status of this Lease or the Premises. Tenant hereby acknowledges and agrees that Landlord’s ability to obtain such a statement from Tenant is an important component of Landlord’s ability to finance, sell and/or obtain investors for the Project and, accordingly, at Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant under this Lease and shall entitle Landlord to exercise any of its rights or remedies under this Lease without further notice or demand in the event such failure continues for three (3) business days after notice of such failure, or it shall be conclusive upon Tenant that

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(a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and (e) Tenant has taken possession of the Premises. Landlord agrees to execute similar statement regarding the status of the Lease, upon the written request of Tenant from time to time.
13.17 TENANT’S FINANCIAL CONDITION.
Tenant warrants and represents that all information furnished to Landlord or Landlord’s representatives in connection with this Lease are true and correct and in respect of the financial condition of Tenant, properly reflect the same without material adverse change, as of the date hereof. Upon Landlord’s request, which may be made no more often than annually, Tenant shall furnish to Landlord, at Tenant’s sole cost and expense, then current financial statements of Tenant, audited (if audited statements have been recently prepared on behalf of Tenant, or otherwise certified as being true and correct by the chief financial officer of Tenant). Landlord agrees to keep all such financial statements confidential and not to release them without the prior consent of Tenant, other than to current and prospective lenders, investors and purchasers of the Building and other relevant persons on a need-to-know basis, provided that all such lenders, purchasers and other persons agree to maintain the confidentiality of such statements. Notwithstanding the foregoing, Tenant shall have no obligation to deliver to Landlord, nor shall Landlord have any obligation to keep confidential, any financial statements so long as the same are filed with the U.S. Securities and Exchange Commission.
13.18 ADDITIONAL REMEDIES OF LANDLORD; SURVIVAL.
     13.18.1 Landlord shall have the right, but shall not be required to do so, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.
     13.18.2 Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).
     13.18.3 Except as otherwise set forth herein, any obligations of Landlord as set forth herein which are intended to survive the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease.
13.19 WAIVER OF COUNTERCLAIMS.
If Landlord commences any summary proceeding for possession of the Premises based on an event of default by Tenant hereunder, Tenant hereby waives the right to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding; provided, however, that Tenant shall have the right to bring a separate action against Landlord to the extent otherwise allowed under this Lease as long as Tenant does not attempt to have such action joined or otherwise consolidated with Landlord’s summary proceeding.

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13.20 CONSENTS.
Except as otherwise specifically provided in this Lease, any consent or approval to be given by Landlord under this Lease may be withheld or denied at Landlord’s sole and absolute discretion. Whenever in this Lease the consent or approval of Landlord is required, and it is specifically provided that such consent or approval is not to be unreasonably withheld, delayed or conditioned, but nevertheless Landlord shall refuse or delay or condition such consent or approval, Tenant shall not be entitled to make any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by any setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed or conditioned its consent or approval; and Tenant’s sole remedy in such circumstances shall be an action or proceeding for specific performance, injunctive relief or declaratory judgment.
13.21 HOLDING OVER.
If for any reason Tenant holds over or occupies the Premises beyond the Term, Tenant shall have no more rights than a tenant by sufferance (or, at Landlord’s sole option, such holding over shall constitute a tenancy from month to month, terminable by either party upon 30 days prior written notice to the other); and, in any case, Tenant shall be liable for payment of rent during such period in an amount equal to one and one-half (1.5) times the rent (including Fixed Rent and all additional rent) payable hereunder during the final year of the Term prior to such holding over, for the first two (2) months, or portion thereof, and two (2) times the rent (including Fixed Rent and all additional rent) payable hereunder during the final year of the Term prior to such holding over, for any subsequent month, or portion thereof, thereafter that Tenant so holds over or occupies the Premises, with such tenancy otherwise on the same terms and conditions as set forth in the Lease, as far as applicable. In addition, if Tenant holds over beyond any such thirty (30) day written notice, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of such hold over. Nothing in this Section shall be construed to permit such holding over, or to limit Landlord’s other rights and remedies on account thereof.
13.22 NON-SUBROGATION.
Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss, to the extent of such coverage; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Such waiver shall be included in the policy, or such other party shall be named as an additional insured in such policy, and the other party shall reimburse the party paying such premium the amount of such extra premium. Each such policy which shall so name a party hereto as an additional insured shall contain the agreement of the insurer that the policy will not be canceled without at least 30 days notice to both insureds and that the act or omission of on insured shall not invalidate the policy as to the other insured.
13.23 ENVIRONMENTAL HAZARDS.
     13.23.1 Tenant and Tenant’s Agents shall not use, maintain, generate, allow or bring on the Premises or the Property or transport or dispose of, on or from the Premises or the Property (whether into the ground, into any sewer or septic system, into the air, by removal off-site or otherwise) any Hazardous Matter (as hereinafter defined), other than de minimis quantities of ordinary office cleaning products and supplies (e.g., printer toner) which shall be used, maintained and disposed of in compliance with all

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Environmental Requirements. In addition, subject to the terms and conditions of this Lease, Tenant shall have the right to use small amounts and quantities of: an organic solvent, such as Oatey cleaner (small containers); Loctite (small tubes/cans); Scotch-Weld epoxy adhesives (small tubes/cans), acetone (1 gallon or less), 3M Unitek concise enamel bond resin, othodonic professional use (small containers); Mineral Oil (small containers); Scotch-Weld structural plastic adhesive (small containers); and Rust-Oleum rust brite metallic aerosol (small spray cans) in connection with the operation of Tenant’s business operations provided that (a) Tenant shall provide Landlord with Material Safety Data Sheets with respect to any such Hazardous Matters brought onto, used, stored on or about the Premises; and (b) Tenant shall use, store and dispose of all such Hazardous Matters in strict compliance with all Environmental Requirements, the terms and conditions of this Lease and the reasonable rules and regulations imposed by Landlord or Landlord’s Agents from time to time.
     13.23.2 Tenant shall promptly deliver to Landlord copies of any notices, orders or other communications received from any governmental agency or official affecting the Premises and concerning alleged violations of the Environmental Requirements (hereinafter defined).
     13.23.3 Tenant shall save Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) harmless and indemnified from and against any and all Environmental Damages (hereinafter defined) which may be asserted by Tenant, any other person or entity, or government agency or which the indemnified parties may sustain or be put to on account of: (1) the presence or release of any Hazardous Matter upon, in or from the Premises during the Term and during any period when the Tenant, or Tenant’s Agents are occupying the Premises or any part thereof, unless proven to have been caused by Landlord or Landlord’s employees, agents or contractors; (2) the presence or release of any Hazardous Matter upon, in or from the Property caused by the act, omission or default of Tenant or Tenant’s Agents; (3) the activities or other action or inaction of Tenant or Tenant’s Agents in violation of Environmental Requirements; and (4) the breach of any of Tenant’s obligations under this Section 13.23.
     13.23.4 The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or in equity, and in the case of conflict between this Section 13.23 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The obligations of Tenant under this Section 13.23 shall survive the expiration or termination of this Lease and the transfer of title to the Premises.
     13.23.5 The following terms as used herein shall have the meanings set forth below:
          “Hazardous Matter” shall mean any substance: (i) which is or becomes defined as Hazardous Substance, Hazardous Waste, Hazardous Material or Oil under The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., M.G.L. Chapter 21C, M.G.L. Chapter 21D or M.G.L. Chapter 21E, and the regulations promulgated thereunder, as same may be amended from time to time; or (ii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to any applicable law.
          “Environmental Requirements” shall mean all applicable law, the provisions of any and all approvals, and the terms and conditions of this Lease insofar as same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including without limitation those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.

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          “Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including without limitation costs incurred in connection with: any investigation or assessment of site conditions or of health of persons using the Building or the Lot; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of Landlord’s Property; any damage caused by loss or restriction of rentable or usable space in Landlord’s Property; or any damage caused by adverse impact on marketing or financing of Landlord’s Property.
13.24 LETTER OF CREDIT.
Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord a clean, irrevocable letter of credit in favor of Landlord in the Letter of Credit Amount (as defined in Section 1.2) in the form attached hereto as Exhibit D or otherwise satisfactory in form and content to Landlord and issued by Silicon Valley Bank or other FDIC insured bank reasonably satisfactory to Landlord. During the Term hereof, and any extensions thereof, and for 60 days after the expiration of the Term, or for so long thereafter as Tenant is in possession of the Premises or has unsatisfied obligations hereunder to Landlord, the letter of credit shall be held to ensure the full and timely performance of Tenant’s obligations under this Lease; which letter of credit may, following a default by Tenant beyond any applicable notice period, be drawn upon by Landlord and applied from time to time against outstanding obligations of Tenant hereunder without further notice or demand; provided, however, if any such notice is prohibited, stayed or barred by applicable law without obtaining court, trustee or other party’s approval (e.g., the automatic stay in the event of a bankruptcy), no notice shall be required for Landlord to draw upon the letter of credit. Tenant shall have no right to require Landlord to so draw and apply the letter of credit, nor shall Tenant be entitled to credit the same against rents or other sums payable hereunder. During the entire Term hereof, including any extension thereof, Tenant shall cause said letter of credit to be renewed, in identical form to that delivered herewith, no later than 30 days prior to the date of expiration of same. Without limiting any other remedies of Landlord, in the event that Tenant fails to renew any letter of credit given hereunder at least 30 days prior to the date of expiration thereof, then Landlord shall have the right to draw down the entire amount of said letter of credit and hold such sums as a cash deposit. If and to the extent that Landlord makes such use of the letter of credit, or any part thereof, the sum so applied by Landlord (from cash or from a drawing on the letter of credit) shall be restored or replenished by delivery of a new letter of credit or additional letter of credit equal to the difference) by Tenant upon notice from Landlord, and failure to so restore or replenish (within the grace period applicable to Fixed Rent hereunder) shall be a default hereunder giving rise to all of Landlord’s rights and remedies applicable to a default in the payment of rent. In the event of a change of circumstance relating to the bank issuing the letter of credit, or Landlord otherwise reasonably believes the financial conditions of the issuing bank has been degraded, Landlord reserves the right to require Tenant to replace the letter of credit from time to time with a substitute similar letter of credit issued by another bank satisfactory to Landlord. Notwithstanding the foregoing, provided (i) Tenant has not been in default at any time beyond any applicable grace period under any of the terms and conditions of this Lease; and (ii) the Tenant originally named herein (or a Permitted Transferee) continues to occupy and operate in not less than 40,348 rentable square feet of the Premises (excluding the Basement Space), the Letter of Credit Amount shall be reduced, upon Tenant’s written request, to $231,980.00 at the end of the seventh (7th) full Lease Year.
13.25 GOVERNING LAW.
The Lease shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist.

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13.26 INTENTIONALLY OMITTED.
13.27 SECURITY MEASURES.
Tenant acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Property, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Building or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and to the maximum extent permissible by law, Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Building to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Building.
13.28 EASEMENTS.
Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord’s request and Tenant’s failure to do so shall constitute a material default by Tenant. The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Property, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord; provided, however, Landlord agrees that it will not eliminate any windows located in the Premises.
13.29 CHANGES TO PROPERTY.
Landlord shall have the right, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Property and to consent to changes in the Office Park (hereinafter referred to collectively as “Changes”) including, but not limited to, the Building interior and exterior, the Common Areas and elements thereof, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas; provided that Landlord does not reduce the size of the Premises, materially adversely affect Tenant’s access to or use of the Premises or the appurtenant rights thereto including parking rights hereunder. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Property, limit or eliminate access to portions of the Property, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Although Landlord shall use commercially reasonable efforts to minimize any material interference of Tenant’s use or occupancy of or access to the Premises, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes.

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13.30 INCORPORATION OF PRIOR AGREEMENTS.
This Lease and the Exhibits hereto contain all agreements of the parties with respect to the Lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Property or concerning any other matter addressed by this Lease.
13.31 AMENDMENTS.
This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.
13.32 COVENANTS.
This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any law to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.
13.33 AUCTIONS.
Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Property. The holding of any auction on the Premises or Common Areas in violation of this Section 13.33 shall constitute a default hereunder.
13.34 MERGER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.
13.35 AUTHORITY.
If Tenant is a corporation, limited liability corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon request evidence of such authority satisfactory to Landlord.
13.36 RELATIONSHIP OF PARTIES.
Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

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13.37 RIGHT TO LEASE.
Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Property.
13.38 INTENTIONALLY OMITTED.
13.39 OFAC CERTIFICATION AND INDEMNITY.
Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the “Patriot Act”) prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that neither Tenant nor any manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of “Specially Designated Nationals and Blocked Persons” as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of “Specially Designated Nationals and Blocked Persons” can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten (10) business days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content satisfactory to Landlord. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any respect when made or delivered, or thereafter becomes untrue in any respect, then an event of default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys’ fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this subsection shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.
13.40 WAIVER OF JURY TRIAL.
LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

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Witness the execution hereof, under seal, in any number of counterparts, each of which counterparts shall be deemed an original for all purposes, as of the day and year first above written.

TENANT: COLOR KINETICS INCORPORATED

By:	/s/ William J. Sims

	Name:	William J. Sims
	Title:	President and CEO Hereunto duly authorized

By:	/s/ David K. Johnson

	Name:	David K. Johnson
	Title:	Senior VP, CFO and Treasurer Hereunto duly authorized

LANDLORD: THREE BURLINGTON WOODS LLC, By its Managing Member:

Burlington Woods Building III Joint Venture, LLP By its Partners:

By:	/s/ William G. Finard

	Name:	William G. Finard
Title:

By:	/s/ David T. Ting

	Name:	David T. Ting
Title:

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EXHIBIT A
THE PREMISES

Exhibit A (Page 1)

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Exhibit A (Page 2)

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Exhibit A (Page 3)

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EXHIBIT B
CURRENT RULES AND REGULATIONS
1.	Tenant will review the non-binding tenant manual provided prior to move-in at Building and will provide referenced forms including emergency contacts, designated tenant representative, and card access requests and will notify Landlord when changes in information occur.
2.	The entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered nor obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors, or be used by them for any purpose other than ingress or egress to and from the Premises. Landlord reserves the right to reasonably restrict and regulate the use of aforementioned public areas of the Building by Tenant, Tenant’s agents, employees, servants, licensees and visitors and by persons making deliveries to Tenant.
3.	After the conclusion of Tenant’s initial move into the Premises, other movement in or out of the Building of furniture or office equipment which requires the use of elevators or stairways or the movement through the main Building entrance shall be restricted to the after business hours designated by Landlord. All such movement shall be under the supervision of Landlord and performed in the manner agreed upon between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include the determination by Landlord and subject to Landlord’s reasonable discretion, relating to the time, method, and routing of the items’ movement, as well as reasonable limitations imposed by safety, appearance or other reasonable concerns which may include the prohibition of equipment or any other item from being brought into the Building, as well as the method of the items’ movement through the Building. Tenant shall assume with its contractors, all risk as to damage caused by any such movement or property being moved or injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of Tenant or its contractor’s negligent or willful acts in connection with such Tenant arranged moving from the time of entering the property to the completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such moving performed by Tenant arrangement, except relating to Landlord’s or its agent’s or contractor’s negligence or misconduct.
4.	After the conclusion of Tenant move-in, all deliveries, inclusive of large packages, office supplies, etc., must be made via the freight elevator during normal business hours. Landlord’s prior written approval must be obtained for any delivery requiring the use of the freight elevator and loading dock made after business hours and, depending on the nature and timing of the delivery, mutually satisfactory arrangements for security may need to be implemented.
5.	Tenant shall not permit the parking or standing of delivery vehicles to interfere with the use of any driveway, walk, parking area or other common areas.
6.	No hand trucks or delivery dollies, except those equipped with rubber tires and padded side guards, shall be used in any space, or in public halls of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise.
7.	All deliveries to the Tenant must be accepted by Tenant. The Landlord and its agents or employees will not accept, sign for, or hold Tenant mail, packages, or deliveries.
Exhibit B (Page 1)

Burlington Woods — Color Kinetics
8.	Tenant shall not make, or permit to be made, any unseemly or disturbing noises, odors, or vibrations to emanate from premises or otherwise unreasonably disturb or interfere with the occupancy of the Building whether by the use of any equipment, musical instrument, radio, television, talking machine, unmusical noise, whistling, singing, or in any other way.
9.	No additional locks, or security devices will be installed without prior notification and approval by Landlord, such approval not to be unreasonably withheld. New locks or rekeying must be coordinated with Landlord and keyed on building master system. Upon move-in all doors with locksets will be keyed to building master system and Tenant will be given 2 keys by Landlord. Additional keys may be requested in advance and at an additional charge to Tenant. Upon termination of Lease, Tenant will return 2 keys to each lock, and further will disclose any previously approved and installed security devices including combination locks, punch codes to doors and vaults.
10.	After the initial move-in, for which the distribution of access cards will be provided at no cost to Tenant in accordance with Tenant’s employee head count, Tenant agrees to pay an amount fixed by Landlord from time to time, for each building access card issued by Landlord to Tenant for access to Building during non-business hours. Such expense is presently $20.00 per card.
11.	Landlord specifically reserves the right to exclude from the Building during non-business hours, such as before 8:00 a.m. and after 6:00 p.m. on weekdays, on Saturdays and Sundays, and Building recognized Holidays, all persons not permitted entry by utilizing card access, telephone access system, or previous arrangement with the management office.
12.	Tenant shall be responsible for persons it authorizes to have access to the Building during non-business hours and shall be liable for and shall coordinate which persons should have access cards issued. Tenant shall keep access card records current and properly identified by employee name.
13.	Landlord will not permit entrance to Tenant’s premises or offices by use of pass keys controlled by Landlord to any person at any time except Landlord’s employees, contractors, or service personnel directly supervised by Landlord. It is recommended that Tenant inform Tenant employees of these lockout procedures.
14.	All service requests of Tenant required of Landlord shall be administered through Building management office. Tenants will not contract independently with employees and agents of Landlord without the coordination of the management office, nor shall Tenant request employees or agents of Landlord to receive or carry messages for or to any Tenant or other person.
15.	None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, nor shall any rubbish, litter, trash, or material of any nature be placed, emptied, or thrown into these areas, nor shall such areas be used at any time except for ingress and egress by Tenant, Tenant’s agents, employees, or invitees.
16.	No boxes, crates, pallets, or other such materials shall be stored in building hallways or other common areas. When Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 8:00 a.m. and 6:00 p.m., so as to avoid having such debris visible or being moved in the Common Areas during normal business hours. If such items are desired to be removed as part of evening janitorial service, the expense of such will be borne by Tenant.
Exhibit B (Page 2)

Burlington Woods — Color Kinetics
17.	Each Tenant shall cooperate with Landlord’s employees in keeping leased premises neat and clean.
18.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which whey were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown or placed therein. Damages or maintenance expense resulting from any misuse of fixtures or disposal of the above by Tenant, its servants, employees, agents, visitors, or licensees, shall be borne by Tenant.
19.	Unless otherwise provided for in this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises, the Building, or the Parking Garage, except for Tenant’s interior design components and furnishings in the Premises or the approved signage. Other than for initial move-in, no boring, cutting, or stringing for wires shall be permitted without the prior written consent of Landlord (not to be unreasonably withheld) and as Landlord may reasonably direct.
20.	Unless otherwise provided in this Lease, neither Tenant, nor its servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any flammable, combustible, or explosive fluid, chemical or substance (including Christmas trees and ornaments) except such items as may be incidentally used, provided Tenant notifies Landlord of the location thereof and makes adequate provision for safe storage. No space heaters or fans shall be operated or located in the Premises, other than UL approved or Landlord installed appliances.
21.	No bicycles, vehicles, or animals, except for the disabled, shall be brought into or kept in or about the Premises or Building.
22.	Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical panels, HVAC equipment or other mechanical equipment so as to prevent personnel from servicing such units or equipment as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be borne by Tenant.
23.	No space in the Premises or Building shall be used for manufacturing, for lodging, sleeping, storage of money in excess of $300, storage of drugs or medicine not typically found of quality or quantity in First Aid supply kits or for legal purposes.
24.	Unless otherwise expressly provided in the Lease, Tenant shall not place, install or operate on the demised premises or in any part of Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein except Tenants microwave, refrigerator, office and communication equipment.
25.	Tenant must obtain prior written approval, which shall be at Landlord’s sole discretion, for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever which would be visible from exterior of building other than Landlord supplied. Subject to the terms and conditions of the Lease, Landlord will approve all internal lighting installed by Tenant that may be visible from the exterior of the Building (such approval not to be unreasonably withheld) and shall have the right to change any unapproved lighting.
26.	Tenant will coordinate with Landlord all Tenant arranged contractors, and installation technicians, rendering any construction or installation service to Tenant before performance of any such service. This provision shall apply to all work performed in the Building by Tenant arranged contractors including the installation of telephones, telegraph equipment, electrical devices and attachments, and the installation of any nature affecting the floors, walls, woodwork,
Exhibit B (Page 3)

Burlington Woods — Color Kinetics
trim, windows, ceiling, equipment (other than Tenant’s office equipment), or any other physical portion of the Building.
27.	Tenant shall, at its expense, provide artificial light for the employees of Landlord while making repairs or providing services in said Premises regardless of whether occurring during business or non-business hours after lease commencement date.
28.	Smoking is prohibited in common entrances, vestibules, passages, corridors, halls, elevators, stairways, and toilet rooms of the Building. Tenant is responsible for informing all of its vendors, service providers, agents, employees, licensees, and visitors of this policy. Landlord reserves the right to request that any person(s) engaged in the act of smoking (in the common areas recited above), at this or her choice, either cease smoking or leave the common areas of the Building immediately.
29.	Canvassing, soliciting, and peddling in the Building and Parking Lot is prohibited. Landlord and Tenant shall cooperate to prevent same.
30.	Tenant shall restrict parking by Tenant, its employees, service providers, agents, and visitors to parking areas designated by Landlord and shall comply with reasonable parking rules and regulations as may be posted and distributed from time to time.
31.	Tenant will evacuate the Premises and Building in the event of emergency or catastrophe notification; whether practice drill, false alarm, or actual occurrence.
32.	Tenant will notify Landlord of any incidents, accidents, injuries, or hazards which Tenant is aware of, which occur, or are present in Premises or Building.
33.	Tenant will be requested to participate in recycling and other expense reduction programs offered by Building.
34.	Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in Landlord’s good faith judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its Tenants, their agents, employees, and invitees, which rules when made and notice thereof given to a Tenant shall be binding upon Tenant in the manner as if originally prescribed.
Landlord desires to maintain high standards of environmental comfort and convenience for the Tenants of Building. It will be appreciated if any undesirable conditions, lack of courtesy or attention are reported directly to the management.
Exhibit B (Page 4)

Burlington Woods — Color Kinetics
EXHIBIT C
INTENTIONALLY OMITTED

Exhibit C (Page 1)

Burlington Woods — Color Kinetics
EXHIBIT D
FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
DATE:
BENEFICIARY:
Three Burlington Woods LLC
c/o Finard Properties LLC
One Burlington Woods Drive
Burlington, Massachusetts 01803
AS “LANDLORD”
APPLICANT:
Color Kinetics Incorporated
Three Burlington Woods Drive
Burlington, Massachusetts 01803
AS “TENANT”
AMOUNT: US $                     (                                                                                                      AND 00/100 U.S. DOLLARS)
EXPIRATION DATE:
LOCATION: AT OUR COUNTERS IN                     ,
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “B” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:
1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER OR AGENT, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:
(A) “THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US FROM APPLICANT PURSUANT TO THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT.”
OR
(B) “WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM                      BANK THAT LETTER OF CREDIT NO.                      WILL NOT BE RENEWED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM APPLICANT SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.”

Exhibit D (Page 1)

Burlington Woods — Color Kinetics
IRREVOCABLE STANDBY LETTER OF CREDIT NO.
DATED
THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.
OUR OBLIGATION UNDER THIS CREDIT SHALL NOT BE AFFECTED BY ANY CIRCUMSTANCES, CLAIM OR DEFENSE, REAL OR PERSONAL, OF ANY PARTY AS TO THE ENFORCEABILITY OF THE LEASE BETWEEN YOU AND TENANT, IT BEING UNDERSTOOD THAT OUR OBLIGATION SHALL BE THAT OF A PRIMARY OBLIGOR AND NOT THAT OF A SURETY, GUARANTOR OR ACCOMMODATION MAKER. IF YOU DELIVER THE WRITTEN CERTIFICATE REFERENCED ABOVE TO US, (I) WE SHALL HAVE NO OBLIGATION TO DETERMINE WHETHER ANY OF THE STATEMENTS THEREIN ARE TRUE, (II) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF THE STATEMENTS MADE IN SUCH CERTIFICATE ARE UNTRUE IN WHOLE OR IN PART, AND (III) OUR OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED IN ANY MANNER WHATSOEVER IF TENANT DELIVERS INSTRUCTIONS OR CORRESPONDENCE TO WHICH EITHER (A) DENIES THE TRUTH OF THE STATEMENT SET FORTH IN THE CERTIFICATE REFERRED TO ABOVE, OR (B) INSTRUCTS US NOT TO PAY BENEFICIARY ON THIS CREDIT FOR ANY REASON WHATSOEVER.
PARTIAL AND MULTIPLE DRAWS ARE ALLOWED. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESSES THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND [SIXTY (60) DAYS BEYOND LEASE EXPIRATION].
THIS LETTER OF CREDIT MAY BE TRANSFERRED WITHOUT COST TO THE BENEFICIARY, ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY WHO SUCCEEDS TO THE LANDLORD’S INTEREST UNDER THE ABOVE-REFERENCED LEASE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF THE TRANSFER AND ONLY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED “EXHIBIT A” DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY.
ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M. E.S.T. TIME, ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:

Exhibit D (Page 2)

Burlington Woods — Color Kinetics
                                                             , ATTENTION:                                           OR BY FACSIMILE TRANSMISSION AT: ( )           -               ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: ( )           -               , ATTENTION:                      WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE.
PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE WITHIN ONE (1) BUSINESS DAY AFTER PRESENTATION.
WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

Exhibit D (Page 3)

Burlington Woods — Color Kinetics
THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

Exhibit D (Page 4)

Burlington Woods — Color Kinetics
EXHIBIT “A”

DATE:

TO:
RE: STANDBY LETTER OF CREDIT
NO.
ISSUED BY
ATTN:	L/C AMOUNT:
LADIES AND GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
(NAME OF TRANSFEREE)
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

(NAME OF BANK)

AUTHORIZED SIGNATURE

Exhibit D (Page 5)

Burlington Woods — Color Kinetics
EXHIBIT “B”

DATE:	REF. NO.
AT SIGHT OF THIS DRAFT
PAY TO THE ORDER OF                                                                                                        US$
USDOLLARS

DRAWN UNDER                      BANK, BOSTON, MASSACHUSETTS, STANDBY LETTER OF CREDIT NUMBER NO.                                          DATED

TO: BANK

, MA	(BENEFICIARY’S NAME)

Authorized Signature

Exhibit D (Page 6)

Burlington Woods — Color Kinetics
EXHIBIT E
WORK LETTER
     THIS WORK LETTER (the “Work Letter”) is attached to and made part, of that certain Lease (the “Lease”) by and between THREE BURLINGTON WOODS LLC (the “Landlord”), and COLOR KINETICS INCORPORATED (the “Tenant”). The terms, definitions, and other provisions of the Lease are hereby incorporated into this Work Letter by reference as if set forth in full. Capitalized terms used herein but not defined in this Work Letter shall have the meanings set forth in the Lease. In connection with the execution of the Lease, Landlord and Tenant hereby agree as follows:
1. Tenant’s Improvements. Tenant, at its sole cost and expense but subject to the Tenant Improvement Allowance (as defined below), shall cause the Substantial Completion of the construction and installation of all of Tenant’s improvements to the Premises in accordance with Tenant’s Plans (as defined below) (“Tenant’s Improvements”). The Tenant’s Improvements shall be constructed in a good and workmanlike manner, using new, first quality materials and finishes equal to or better than Building standard construction materials and finishes and in compliance with all Laws and Restrictions and the terms and conditions of this Work Letter (and applicable provisions of the Lease).
2. Plans for Tenant’s Improvements; Contractor Approval. Tenant’s Improvements shall be in conformity with plans and specifications submitted to and approved by Landlord, and constructed by a contractor approved by Landlord, in accordance with the following provisions:
(a) On or before March 16, 2007, Tenant shall prepare and submit to Landlord for its approval two (2) sets of fully dimensioned scale plans and specifications (suitable for submission with a building permit application) for Tenant’s Improvements (including plans, elevations, critical sections and details) and a specification of Tenant’s utility requirements (“Tenant’s Plans”). Tenant’s Plans shall be prepared by a licensed architect and where appropriate, mechanical, electrical and structural engineers, reasonably approved by Landlord. Landlord hereby approves Sasaki Associates, Inc. as Tenant’s architect, R.G. Vanderweil Engineers, LLP as Tenant’s engineer, and J. Calnan & Associates, Inc. as Tenant’s general contractor. Throughout the approval process for Tenant’s Plans, Tenant shall use commercially reasonable and diligent efforts to cooperate with Landlord and Landlord’s architect or engineer in responding to questions or requests for information or submissions regarding Tenant’s design requirements for the Tenant’s Improvements. Landlord’s approval of Tenant’s Plans (or any requested modification, amendment or alteration thereto) shall not be unreasonably withheld or delayed so long as such plans do not (i) require any modification to any existing permits and approvals obtained by Landlord in connection with the Building or the Office Park, (ii) involve changes to structural components of the Building nor involve any floor or exterior wall penetrations, or (iii) not require any material modifications of the Building’s mechanical, electrical, plumbing, fire or life-safety systems. All construction work done by or on behalf of Tenant, on or to the Premises (including Tenant’s Improvements) causing roof penetrations shall be performed by or supervised by Landlord’s roofing contractor, or by a contractor otherwise approved by Landlord, and at Tenant’s expense, in such a way so as to not void any roof warranties or guaranties.
(b) Within seven (7) business days after receipt of Tenant’s Plans (unless the response reasonably requires a longer time), Landlord shall return one set of prints thereof with Landlord’s approval and/or required modifications noted thereon. Landlord shall also identify any components of the Tenant’s Improvements which Landlord will require to be removed at the expiration of the Term or earlier termination of the Lease. If Landlord has approved Tenant’s Plans subject to modifications, such modifications shall be deemed to be acceptable to and

Exhibit E (Page 1)

Burlington Woods — Color Kinetics
approved by Tenant unless Tenant shall prepare and resubmit revised plans for further consideration by Landlord within seven (7) business days. If Landlord has required modifications without approving Tenant’s Plans, Tenant shall prepare and resubmit revised drawings within seven (7) business days for consideration by Landlord. All revised plans shall be submitted, with changes highlighted, and Landlord shall approve or disapprove such revised drawings within seven (7) business days following receipt of the same. The foregoing submission process shall continue until Landlord has approved Tenant’s Plans and upon such approval, the approved plans shall constitute the “Tenant’s Plans.” Notwithstanding Landlord’s review and approval of Tenant’s Plans, Landlord assumes no responsibility whatsoever, and shall not be liable, for the manufacturer’s, architect’s, or engineer’s design or performance of any structural, mechanical, electrical, or plumbing systems or equipment of Tenant relating to Tenant’s Improvements or Tenant’s Plans. Notwithstanding the time periods permitted for either party’s review of Tenant’s Plans, both parties agree to use reasonable efforts to complete such review as soon as practical.
(c) Upon Landlord’s approval of Tenant’s Plans, Tenant shall not materially modify, amend or alter Tenant’s Plans without Landlord’s prior written approval during the construction process. Landlord will not unreasonably withhold or delay its approval of any requested modifications, amendments or alterations to Tenant’s Plans requested by Tenant, and (unless the response reasonably requires a longer time), Landlord shall respond within seven (7) business days to Tenant’s request. Any material changes in Tenant’s Improvements from Tenant’s Plans as approved by Landlord shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Any deviation (other than immaterial changes that do not affect the quality or nature of the improvements or require an alteration in any Building mechanical, electrical, plumbing, fire or life-safety systems or Landlord’s permits and approvals) in construction from the design specifications and criteria set forth in Tenant’s Plans as approved by Landlord shall, at Landlord’s election, constitute a default for which Landlord may, after applicable notice and cure periods, elect to exercise the remedies available in the event of default under the provisions of this Lease, unless such default is cured in accordance with and in the time periods set forth in the Lease.
(d) Tenant’s Plans shall include detailed drawings and specifications for the design and installation of Tenant’s fire alarm and security system(s) for the Premises. Such system(s) shall meet all appropriate building code requirements, and the fire alarm and security systems shall, at Tenant’s expense, be integrated into, and in operational harmony with, Landlord’s fire alarm and security systems for the Building. Landlord’s electrical contractor and/or fire alarm contractor shall, at Tenant’s expense, make all final connections between Tenant’s and Landlord’s fire alarm and security systems. Tenant shall ensure that all work performed on the fire alarm and security system(s) shall be coordinated at the job site with the Landlord’s representative.
(e) Upon the delivery of the Premises to Tenant and after final approval of Tenant’s Plans by Landlord, Tenant shall proceed promptly to commence and diligently complete construction of Tenant’s Improvements in accordance with Tenant’s Plans and this Work Letter. Tenant’s contractors and subcontractors shall be licensed and be acceptable to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and shall, at Landlord’s option, be subject to administrative supervision by Landlord in their use of the Building. Tenant shall furnish to Landlord a copy of the executed contract and applicable detailed cost schedule (and applicable back-up material as reasonably requested by Landlord) between Tenant and Tenant’s contractor covering all of Tenant’s obligations under this Work Letter. Tenant shall use commercially reasonable efforts to cause such work to be performed in as efficient a manner as is commercially reasonable. Tenant shall indemnify Landlord from and reimburse Landlord on demand for the cost of repairing any damage to the Building caused by Tenant or its contractors

Exhibit E (Page 2)

Burlington Woods — Color Kinetics
during performance of Tenant’s Improvements. Tenant’s contractor(s) shall conduct their work and employ labor in such manner as to maintain harmonious labor relations and to coordinate their activities with Landlord’s contractors so as not to interfere with Landlord or any other tenant or occupant of the Building or Office Park. Any work to be performed outside of the Building shall be coordinated with Landlord, and shall be subject to reasonable scheduling requirements of Landlord.
(f) Tenant acknowledges that it has engaged (or shall engage) its architects and contractors and Tenant shall be solely responsible for the actions and omissions of its architects and contractors or for delays caused by its architects or contractors. Landlord’s approval of any of Tenant’s architects or contractors and of any documents prepared by any of them, including but not limited to Tenant’s Plans, shall not be for the benefit of Tenant or any third party or be construed as a representation or warranty as to the suitability or legal compliance of same, and Landlord shall have no duty to Tenant or to any third parties for the actions or omissions of Tenant’s architects or contractors. Tenant shall indemnify and hold harmless Landlord against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Tenant’s architects and contractors.
3. Permits and Approvals. Tenant shall obtain all building and other permits and approvals necessary to perform the construction and installation of Tenant’s Improvements prior to the commencement of such work. Tenant’s Improvements shall not (i) require any modification to any existing permits and approvals obtained by Landlord in connection with the Building or the Office Park, (ii) not involve changes to structural components of the Building nor involve any floor, or exterior wall penetrations unless approved by Landlord, or (iii) not require any material modifications of the Building’s mechanical, electrical, plumbing, fire or life-safety systems unless approved by Landlord.
4. Prior to Commencing Tenant’s Improvements. Prior to commencing Tenant’s Improvements, Tenant shall deliver to Landlord the following:
(a) The address of Tenant’s contractor(s), and the names of the primary subcontractors Tenant’s contractor intends to engage for the construction of the Tenant’s Improvements and Notices of Identification from each such entity pursuant to M.G.L. c.254, §4.
(b) The estimated commencement date of construction and the estimated date of completion of the work, including fixturization.
(c) Certificates of insurance evidencing that Tenant and Tenant’s contractor(s) have in effect (and shall maintain at all times during the course of the construction of Tenant’s Improvements hereunder) workers’ compensation insurance to cover full liability under workers’ compensation laws of the state in which the Building is located with employers’ liability coverage; commercial general liability for the hazards of operations, independent contractors, products and completed operations (on a per occurrence basis) including contractual liability coverage specifically covering the indemnification provision in the construction contract, broad form property damage and coverage for explosion, collapse and underground hazards, “personal injury” liability insurance and an endorsement providing that the insurance afforded under the contractor’s policy is primary insurance as respects Landlord and Tenant and that any other insurance maintained by Landlord or Tenant is excess and non-contributing with the insurance required hereunder, provided that such insurance may be written through primary or umbrella insurance policies with a minimum policy limit of $5,000,000.00; “all-risk” builder’s risk insurance in the completed value (non-reporting) form providing coverage even after “partial occupancy” of the Building including similar “floater” insurance on all materials stored off the Land or in transit thereto; and

Exhibit E (Page 3)

Burlington Woods — Color Kinetics
any other insurance required under the Lease. All such property coverages shall be maintained in an amount equal to one hundred percent (100%) of the full replacement cost of all of Tenant’s Improvements and Tenant’s contents therein and in any event, in an amount sufficient to prevent any insured party from incurring any co-insurance liability. Landlord, Landlord’s lender and Tenant are to be included as an additional insured for insurance coverages required of the general contractor. All inspections and approvals necessary and appropriate to complete Tenant’s Improvements in accordance with Tenant’s Plans and as necessary to obtain a certificate of occupancy as herein provided are the responsibility of Tenant and its contractor(s). Tenant shall arrange a meeting prior to the commencement of construction between Landlord (and its contractor) and Tenant’s contractors for the purpose of organizing and coordinating the completion of Tenant’s Improvements.
(d) An executed copy of the applicable building permit for such work.
5. Construction Oversight Fee. In the event Tenant does not use Landlord’s construction manager, Tenant shall reimburse Landlord for its actual fees and costs incurred in connection with its review and approval of Tenant’s Plans and commercially reasonable periodic construction inspections as Landlord deems reasonably necessary. At Landlord’s option, such amount may be deducted from the Tenant Improvement Allowance.
6. Temporary Connections; Trash. During the construction of Tenant’s Improvements, Landlord shall provide and pay for connections for all utilities brought to the Premises, if required; provided Tenant shall reimburse Landlord for all such utility costs reasonably and equitably allocable to the construction and completion of Tenant’s Improvements. Trash removal relating to Tenant’s Improvements, will be done continually at Tenant’s sole cost and expense. No trash, or other debris, or other waste may be deposited at any time outside the Premises or Building by Tenant or its contractor. If so, Landlord may remove it at Tenant’s expense, which expense shall equal the cost of removal plus twenty-five percent (25%) of such costs as a management fee.
7. Storage; Release and Indemnity; MSDS. Storage of Tenant’s contractors’ construction materials, tools and equipment shall be confined within the Premises in an area or areas designated by Landlord, and in no event shall any materials or debris be stored outside of the Premises or Building. To the extent Tenant’s equipment, fixtures, furniture, furnishings or other materials are stored or installed in the Premises prior to the Commencement Date by Tenant or its agents, Tenant hereby releases Landlord for any and all liability therefor and agrees to indemnify and hold Landlord harmless from and against any and all liability, loss, claim, cause of action, damages, cost or expense arising out of or in connection with loss or damage or destruction of any such equipment, fixtures, furnishings or other materials, unless such loss, damage or destruction is caused by the negligence or willful misconduct of Landlord or its agents. Tenant shall cause its contractors to provide Landlord with Material Safety Data Sheets (MSDS) for all chemicals and substances they propose to use on, at, in or about the Premises, which use shall be subject to the reasonable approval of Landlord.
8. Substantial Completion. As used herein the term “Substantial Completion” or “substantially complete” shall mean that Tenant’s Improvements have been completed in accordance with Tenant’s Plans except for punchlist items (pursuant to Section 17 below) and that a Certificate of Occupancy permitting the use of the Premises is available or has been issued from the Town of Burlington. Landlord shall provide Tenant access to the Building and the Premises for the purposes of constructing Tenant’s Improvements on the Delivery Date or prior thereto as reasonably determined by Landlord so long as such access (i) is in accordance with all terms and conditions of this Work Letter (and applicable provisions of the Lease) and (ii) does not cause any delay or interference with any work to be done by

Exhibit E (Page 4)

Burlington Woods — Color Kinetics
Landlord in connection therewith. Landlord shall endeavor to provide Tenant with seven (7) business days advance notice of the anticipated date of such delivery.
9. Upon Completion. Upon completion of Tenant’s Work, Tenant shall furnish Landlord:
(a) a Certificate of Occupancy issued by the Town of Burlington and other governmental approvals, if any, necessary to permit occupancy of the Premises for the Permitted Use; and
(b) a notarized affidavit from Tenant’s contractor(s) that all amounts due for work done and materials furnished in completing Tenant’s Work have been paid; and
(c) final releases of liens satisfactory in form and substance to Landlord from all contractors, subcontractors or material suppliers that have been involved in the performance of Tenant’s Improvements; and
(d) two (2) complete sets of as-built plans (one (1) reproducible CAD file) and specifications covering all of Tenant’s Improvements, including architectural, electrical, and plumbing, with a list and description of all work performed by the contractors, subcontractors, and material suppliers, with all changes or modifications listed thereon.
10. Damage to Base Building. Tenant shall also be responsible for the cost of any alterations to the Building required as a result of Tenant’s Improvements. Any damage to the existing finishes of the Building shall be patched and repaired by Tenant, at its expense, and all such work shall be done to Landlord’s satisfaction. If any patched and painted area does not match the original surface, then the entire surface shall be repainted at Tenant’s expense. Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys’ fees and costs, which arise out of, is occasioned by, or is in any way attributable to the build-out of the Premises by Tenant pursuant to this Work Letter.
11. Payment of Costs for Tenant’s Improvements; Tenant Improvement Allowance. Subject to the Tenant Improvement Allowance and the Space Planning Allowance set forth below, Tenant shall pay all of the costs and expenses of the Tenant’s Improvements (which cost shall include, without limitation, the costs of construction, the cost of permits and permit expediting, and all architectural and engineering services obtained by Tenant in connection therewith). Landlord will provide Tenant an allowance (the “Tenant Improvement Allowance”) up to a maximum of Forty and 00/100 Dollars ($40.00) per square foot of Rentable Area of the Premises (excluding the Basement Space), which equals a total amount of One Million Nine Hundred Ninety Thousand and 00/100 Dollars ($1,990,000.00). The Tenant Improvement Allowance shall be utilized first for so-called “hard” costs and building improvements to the Premises pursuant to Tenant’s Plans and for design costs relating thereto and, if an any balance remains thereafter, for data and communication cabling and wiring, signage, moving costs, furniture costs, communications equipment, any third party consulting or contracting fees, or any other purpose relating directly to Tenant’s fit-up of and/or move into the Premises. So long as Tenant is not in default of the Lease beyond applicable notice or cure periods, payment of the Tenant Improvement Allowance shall be paid by Landlord to Tenant, based upon requests for payment submitted by Tenant not more than monthly. Each request for payment shall be accompanied by a written certification satisfactory to Landlord by the Tenant’s architect that all work up to the date of the request for payment has been substantially completed, along with the releases (partial or complete) of liens from all for work completed from Tenant’s contractors, for all work done and materials furnished up to the date of Tenant’s request for payment and Tenant’s final request for payment shall also be accompanied by the applicable items required under Section 9, above. Upon receipt thereof, Landlord shall pay to Tenant, within thirty (30)

Exhibit E (Page 5)

Burlington Woods — Color Kinetics
days after submission of such items to Landlord, an amount equal to Landlord’s pro-rata share of such request for payment. Landlord’s pro-rata share shall mean the percentage that the Tenant Improvement Allowance bears to the total cost of the Tenant’s Improvements (less ten (10%) percent of each payment to be retained by Landlord pending final completion and less any fees due to Landlord or its agents relating to such completed work). Landlord’s pro-rata share shall be reviewed and recalculated by Landlord from time to time and upon any cumulative upgrade/change orders in excess of $15,000 and upon such recalculation the necessary credits or payments shall be made by either Landlord or Tenant to bring the amount paid under the Tenant Improvement Allowance into compliance with the revised pro-rata share. Upon final completion of the Tenant’s Improvements and receipt by Landlord of the items required under Section 9 above, Landlord shall pay to Tenant within thirty (30) days the remaining Tenant Improvement Allowance, plus the retainage (provided, however, that the retainage may not be released by Landlord until the punchlist items have been completed). Any and all costs for the construction of the Premises above the Tenant Improvement Allowance shall be paid by Tenant to the applicable contractors, subcontractors, and material suppliers. Landlord reserves the right to make the any payment (or portion thereof) of the Tenant Improvement Allowance payable jointly to Tenant and its general contractor (or subcontractor or supplier).
12. Space Planning Allowance. In addition to the Tenant Improvement Allowance, Landlord will make available to Tenant an additional allowance of up to Ten Cents ($0.10) per square foot of Rentable Area of the Premises (excluding the Basement Space), which equals a total amount of Four Thousand Nine Hundred Seventy-Five and 00/100 Dollars ($4,975.00) for third party architectural and/or engineering services relating to the space planning and design of the Premises (the “Space Planning Allowance”). So long as Tenant is not in default of the Lease beyond applicable notice or cure periods, the Space Planning Allowance shall be paid within thirty (30) days following the execution of this Lease, third-party invoices for actual work performed in accordance therewith. Any and all costs for architectural and/or engineering services above the Space Planning Allowance shall be paid by Tenant to the applicable contractors, subcontractors, and material suppliers.
13. Intentionally Omitted.
14. Base Building Work. On or before March 31, 2007, Landlord, at its sole cost and expense, shall have substantially completed the work described on Schedule E-1 attached hereto (the “Base Building Work”) in a good and workmanlike manner and otherwise in compliance with all Laws and Regulations. In the event Landlord has failed to substantially complete the Base Building Work on or before such date and such delay reasonably results in delay of Tenant commencing or completing Tenant’s Improvements, Tenant shall be entitled to a day for day extension of the Commencement Date equal to the actual delay suffered by Tenant.
15. Representatives.
(a) Tenant hereby appoints Gordon Trawick, or any other representative appointed by Tenant of which Landlord is notified, as the authorized representative of Tenant for purposes of dealing with Landlord and its agents with respect to all matters involving, directly or indirectly, the construction of the Tenant Improvements including, without limitation, change orders to the Tenant’s Plans (such person is hereinafter referred to as “Tenant’s Representative”).
(b) Landlord hereby appoints Robert Hayes, or any other representative appointed by Landlord of which Tenant is notified, as the authorized representative of Landlord for purposes of dealing with Tenant and its agents with respect to all matters involving, directly or indirectly, the construction of the Tenant Improvements including, without limitation, change orders to the Tenant’s Plans (such person is hereinafter referred to as “Landlord’s Representative”).

Exhibit E (Page 6)

Burlington Woods — Color Kinetics
16. Punchlist. In or within seven (7) business days of Substantial Completion of both Base Building and Tenant’s Improvements, the parties shall schedule a meeting(s) to jointly inspect the Base Building and the Tenant’s Improvements, respectively, in order to identify those incomplete items or unfinished details that will be part of the punchlist for the Base Building and for the Tenant’s Improvements, respectively. Such punchlist items shall be completed by Landlord, as to the Base Building punchlist, or by Tenant, as to the Tenant’s Improvements punchlist, as soon as practicable thereafter and in any event not later than thirty (30) days following the completion of the applicable punchlist (except for such item(s) that by its nature or due to circumstances beyond the reasonable control of the party charged with doing such work, cannot be completed within such 30 day period).
     IN WITNESS WHEREOF, the parties have caused this Work Letter to be executed as of the date first above written.

TENANT:		LANDLORD:
COLOR KINETICS INCORPORATED		THREE BURLINGTON WOODS LLC,
By its Managing Member:

Burlington Woods Building III Joint Venture, LLP
By its Partners:

By:	/s/ William J. Sims	By:	/s/ William G. Finard

	Name: William J. Sims		Name: William Finard
	Title: President and CEO Hereunto duly authorized		Title:

By:	/s/ David K. Johnson	By:	/s/ David T. Ting

	Name: David K. Johnson		Name: David T. Ting
	Title: Senior VP, CFO and Treasurer Hereunto duly authorized		Title:

Exhibit E (Page 7)

Burlington Woods — Color Kinetics
SCHEDULE E-1
BASE BUILDING WORK
1.	Penetrations in Fire Rated Partitions: Landlord shall install/construct fire-stopping and/or caulking of the penetrations of the core drywall partitions in accordance with applicable building code requirements.
2.	Plumbing: Piping. Landlord shall re-route, remove or cap level with or beneath the slab any piping protruding through the fourth (4th) floor slab.
3.	Window Sills: Landlord shall repair or replace missing sections of the wood window sills.
4.	Drywall Soffit: Landlord shall repair or replace the missing drywall soffit within the Premises where needed.
5.	Fireproofing: Landlord shall replace the missing fireproofing on the structural steel columns where needed.
6.	Personal Property: Landlord shall remove all personal property from within the Premises not being leased to Tenant.
7.	Toilet Rooms: Landlord shall replace the two (2) missing urinal fixtures in the fourth (4th) floor toilet room.
8.	MEP Equipment. Landlord shall inspect, evaluate and use commercially reasonable efforts to mitigate any excessive noise from the MEP equipment located above the women’s toilet room on the fourth (4th) floor of the Building.
9.	Demolition in First (1st) Floor Space. Landlord shall demolish and remove the existing tenant improvements in the first (1st) floor as and to the extent shown on the demolition plan to be delivered by Tenant on or before January 17, 2007 and reasonably satisfactory to Landlord; provided, however, Landlord shall not object to Tenant’s demolition plan so long as the cost to perform the work shown on such plan is no greater than the cost to demolish the entire first (1st) floor space to “shell” condition.
10.	Ventilation Air Volume. Confirm that the fresh air coming into the building is in accordance with the standard requirements.
11.	Roof Repairs. Landlord shall repair any known roof leaks in a good and workmanlike manner.
Schedule E-1 (Page 1)

Burlington Woods — Color Kinetics
Demolition Plan
[To be provided by Tenant and reviewed by Landlord]
Schedule E-1 (Page 2)

Burlington Woods — Color Kinetics
EXHIBIT F
EXTERIOR SIGNAGE LOCATION
(See attached — location shown is approximate and not to scale)
Exhibit F (Page 1)

Burlington Woods — Color Kinetics
EXHIBIT G
RULES, REGULATIONS AND GUIDELINES FOR ROOF EQUIPMENT
No penetration to the building structure may be performed without the prior written approval of Landlord. Under no circumstances shall the roof surface be penetrated, altered or damaged without Landlord’s prior written consent which consent shall not be unreasonably withheld provided it shall not be unreasonable for Landlord to condition its consent by requiring that Tenant use Landlord’s roofing contractor to perform such work. Tenant’s installation shall in no way void or limit the roof warranty currently existing at the Property. In the event Tenant has installed Tenant’s Equipment in any manner which voids or limits any warranty or guaranty with respect to the roof of the Property. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord as result of such impairment of such warranty or guaranty, without setoff or deduction, upon demand therefor. Tenant’s obligations under this provision shall survive the expiration or termination of this Agreement.
Subject to Section 4.6.2 of the Lease Landlord shall have the right, upon prior written notification to Tenant, to require the Tenant, at Tenant’s expense, to remove or relocate Tenant’s Equipment. If Tenant’s Equipment is not removed or relocated as per Landlord’s written request, Landlord, its Manager, employees, representatives or agents shall have the right to remove or relocate Tenant’s Equipment and Tenant shall reimburse Landlord for all costs and expenses associated with same.
All architectural and installation drawings and any modification or re-location issues must be coordinated with Landlord. All final drawings must be approved by Landlord prior to the commencement of any site work subject to the standard set forth in Section 4.2 for Alterations.
The following is a list of parameters and guidelines, which must be incorporated into all plans and specifications relating to installation, planning and construction.
INSTALLATION STANDARDS, PROPERTY RULES AND REGULATIONS PERTAINING TO
ANTENNA INSTALLATION, MAINTENANCE AND OPERATION
1.	COMPLIANCE AND PROTECTION:
1.A.	Prior to an antenna being placed in service, it must be equipped with the following protective devices:
1.A.1 Proper isolation, filter and interference protection equipment

1.A.2 Proper and adequate grounding on all applicable equipment including transmission lines and cabinets.
1.B.	A frequency compatibility study should be performed by Tenant to ensure that no interference will occur to existing equipment or to the surrounding area. Compliance with all regulations and specifications as well as interference resolution is the responsibility of Tenant.

1.C.	RF devices external to the antenna or antenna station cabinet are not permitted without the approval of Landlord.
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Burlington Woods — Color Kinetics
1.D.	Tenant is responsible for proper and FCC compliant signage at the Property indicating a radio frequency hazard area, as applicable. Any and all signage must be pre-approved by Landlord prior to the addition of any signage at the Property.
2.	INSTALLATION:
2.A	GENERAL:
2.A.1 All drawings, installation, modification and re-location issues will need to be coordinated with Landlord.

2.A.2 All final drawings must be certified by a professional engineer prior to forwarding such plans to Landlord for final review and approval.

2.A.3 Installations and equipment should be installed to minimize any aesthetic or structural encumbrances.

2.A.4 Mounting locations and installations should allow for property engineers, roofers, property operations or maintenance to be unencumbered

2.A.5 Installation of Tenant equipment shall be accomplished in a professional manner using good engineering practice and quality craftsmanship. Cabinets, cables and antennas must be installed in the space depicted on drawings prepared by Tenant and approved by Landlord.

2.A.6 Tenant shall not violate or affect any existing roof warranty in any manner whatsoever and shall be liable for any problems arising for Tenant’s installation.

2.A.7 Tenant shall not bring into or install in the Premises or Roof any objects the weight of which, singularly or in the aggregate, would exceed the maximum safe load per square foot of the Premises or Roof.

2.A.8 All installations and mounting locations will allow for property engineers, roofers, property operations and any maintenance activities to be unencumbered.

2.A.9 All equipment (antennas, cables, cabinets, etc.) shall have weatherproof ID tags and a copy of a valid FCC License (if applicable), call sign or equivalent affixed to it in full view. All ID tags shall be legible and shall show the Tenant’s name, address, telephone number, and call sign (or equivalent). In addition, the authorized maintenance person or organization shall be shown along with current contact information to include address and telephone number.
2.B.1	A minimum setback from the corners of the building may be required to minimize the aesthetic impact.

2.C	CABLES & WIRING:
2.C.1 All cables and lines must be properly routed using approved cable trays or conduit. All cables, trays and conduits must run parallel to any property angles and walls. Tenant will provide Landlord with a drawing of a proposed routing(s) for a new cable tray(s) or conduit.
Exhibit G (Page 2)

Burlington Woods — Color Kinetics
2.C.2 All cable trays must be set back between 8” and 12” from the edge of the roof. Any cable trays should not exceed a total height of 12” above the roof. No cables shall be ‘loose’ on any roof.

2.C.3 All cable entry points to the Building must be through weatherproof penetration housing (Microflect or the equivalent).

2.C.4 All cabling and wiring must meet or exceed building codes and standards.

2.C.5 All cables and lines must be properly fastened with acceptable clamps and fasteners. Plastic cable ties or wire ties are not allowed.

2.C.6 Vapor Lock or equivalent will be used on all connectors and connections that are exposed to weather elements. Electrical tape will not be utilized outside the confines of the internal building structure for weatherproofing connections.

2.C.7 Transmission lines entering a cabinet must be 1/2” Jacketed Heliax or larger and must terminate in a properly installed Polyphaser type lightning arrestor or equivalent.

2.C.8 On all stations except 800 MHz RG/9, RG/214 or Belden 9913 (or equivalent) must be used for inter-cabling within the cabinet, and for soft jumpers to the heliax cable. 800 MHz equipment shall use RG/400 or RG/87 for inter-cabling within the cabinet.

2.C.9 The use of RG/8 or RG58 is not permitted on transmitting equipment.

2.C.10 All power and telephone line cables shall be protected by grommets where they enter the station cabinets.

2.C.11 All equipment shall obtain power from separately metered receptacles to be installed by Tenant and at Tenant’s expense. Existing receptacles may be used if approved by Landlord. Under NO circumstances is one station to be plugged into the accessory outlets for another station.

2.C.12 Where ground busses are provided, the station shall be connected to them. The ground wire size shall be a minimum of number 8 copper and shall be properly attached to the ground buss. If the ground buss is on the floor, the ground wire may exit the cabinet through the bottom; otherwise, it shall exit the cabinet through the top with the other cables.

2.C.13 Telephone lines and equipment used in connection with radio stations shall be the responsibility of the Tenant and shall be connected only by means of FCC certified plugs and jacks using wiring provided by the local telephone company.

2.C.14 All interior property cabling shall be in conformance with the standards described by EIA/TIA 568-A and meeting the performance requirements of Technical Service Bulletins (TSB) 36 and 40. These standards define the minimum performance requirements for cables and connectors respectively.

2.C.15 Any installations shall be full Category 5 compliant, capable of meeting bandwidth requirements up to 100 MHz (intended for data rates up to 100 Mbps).
Exhibit G (Page 3)

Burlington Woods — Color Kinetics
2.C.16 All cables, connectors, modular jacks, and receptacles shall be wired in accordance with EIA/TIA 568-A.

2.C.17 Horizontal cable installed to extend the Tenant backbone from the intermediate distribution points shall meet the following criteria: Cable Type: One, 4-Pair Category 5 UTP, plenum; One, AUI coaxial shielded cable, plenum

2.C.18 At the telecommunications closet, the termination shall consist of an RJ45 jack, wired in accordance with EIA/TIA 568-A. At the Tenant’s space, the cable shall be terminated in a surface mounted single information outlet. Inserts to the information outlet shall be wired according to EIA/TIA 568-A standards.
3.	TENANT OWNED AND OPERATED EQUIPMENT MAINTENANCE:
3.A	Equipment at the site shall be properly maintained, operating in compliance with all applicable regulations and guidelines. The equipment shall not be allowed to degrade to a level of disrepair such that it becomes a source of interference or a life or property hazard.

3.B	Protective devices, shields, isolators, filters, etc., shall remain in place at all times when the station is operating.

3.C	Tenant shall ensure that all cabinets and equipment shall be kept intact and secure at all times. All doors shall be closed and locked. If non-standard locks are used, Landlord must be provided with copies of such keys.

3.D	AC power will be removed from any station deemed to be creating interference or a life or property hazard due to improper maintenance.

3.E	Tenant shall assume all maintenance and repair of all cable installed on behalf of Tenant and shall ensure compliance with all pertinent regulations and codes
4.	PROPERTY REGULATIONS:
4.A	All areas in and or around Tenant’s equipment and work area shall be kept clean and neat at all times. In addition, exterior areas on the site, its access trails and parking lots shall be kept clean. Tenant’s trash and other unused materials shall be removed immediately from the site and not stored on the premises in any manner.

4.B	Tools, test equipment and work material shall be stored only in areas approved Landlord. It shall be the Tenant’s responsibility to secure stored material against theft and vandalism. All stored material other than small tools and parts are to be tagged with Tenant’s contact information.

4.C	Food and drink will be not be permitted on the Roof; all trash shall be removed. Care should be taken not to spill or litter on or around any equipment or the Roof premises.

4.D	No alcoholic or intoxicating beverages or illicit drugs are allowed on the Roof premises.

4.E	Tenants shall not use or permit the use of the premises for lodging or sleeping.
Exhibit G (Page 4)

Burlington Woods — Color Kinetics
4.F	NO SMOKING will be permitted inside the Property.

4.G	Any Tenant who fails to comply with the Property regulations outlined above will, after due warning, face the removal of its equipment from the site.
Exhibit G (Page 5)